                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

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                              EGL ACQUISITION CORP.

             (to be merged with and into SELECT MEDICAL CORPORATION)

         and (following the merger) each of the Guarantors party hereto

                    7 5/8% SENIOR SUBORDINATED NOTES DUE 2015

                                    INDENTURE

                          Dated as of February 24, 2005

                      U.S. Bank Trust National Association

                                     Trustee

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

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                            Indenture Section
  -----------                                                                            -----------------
310 (a)(1)..............................................................................      7.10
    (a)(2)..............................................................................      7.10
    (a)(3)..............................................................................      N.A.
    (a)(4)..............................................................................      N.A.
    (a)(5)..............................................................................      7.10
    (b).................................................................................      7.10
    (c).................................................................................      N.A.
311 (a).................................................................................      7.11
    (b).................................................................................      7.11
    (c).................................................................................      N.A.
312 (a).................................................................................      2.05
    (b).................................................................................      13.03
    (c).................................................................................      13.03
313 (a).................................................................................      7.06
    (b)(1)..............................................................................      N.A.
    (b)(2)..............................................................................      7.06; 7.07
    (c).................................................................................      7.06; 13.02
    (d).................................................................................      7.06
314 (a)..............................................................................         4.03; 4.04; 13.02; 13.05
    (b).................................................................................      N.A.
    (c)(1)..............................................................................      N.A.
    (c)(2)..............................................................................      N.A.
    (c)(3)..............................................................................      N.A.
    (d).................................................................................      N.A.
    (e).................................................................................      13.05
    (f).................................................................................      N.A.
315 (a).................................................................................      7.01
    (b).................................................................................      7.05
    (c).................................................................................      7.01
    (d).................................................................................      7.01
    (e).................................................................................      6.11
316 (a)(last sentence)..................................................................      2.09
    (a)(1)(A)...........................................................................      6.05
    (a)(1)(B)...........................................................................      6.04
    (a)(2)..............................................................................      N.A.
    (b).................................................................................      6.07
    (c).................................................................................      N.A.
317 (a)(1)..............................................................................      6.08
    (a)(2)..............................................................................      6.09
    (b).................................................................................      2.04
318 (a).................................................................................      13.01
    (b).................................................................................      N.A.
    (c).................................................................................      13.01

N.A. means not applicable.

* This Cross Reference Table is not part of this Indenture.

                               TABLE OF CONTENTS

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                                                       ARTICLE 1.

                                       DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01          Definitions................................................................................    1
SECTION 1.02          Other Definitions..........................................................................   29
SECTION 1.03          Incorporation by Reference of Trust Indenture Act..........................................   29
SECTION 1.04          Rules of Construction and Calculation......................................................   30

                                                       ARTICLE 2.

                                                       THE NOTES

SECTION 2.01          Form and Dating............................................................................   31
SECTION 2.02          Execution and Authentication...............................................................   32
SECTION 2.03          Registrar and Paying Agent.................................................................   32
SECTION 2.04          Paying Agent To Hold Money in Trust........................................................   33
SECTION 2.05          Holder Lists...............................................................................   33
SECTION 2.06          Transfer and Exchange......................................................................   33
SECTION 2.07          Replacement Notes..........................................................................   44
SECTION 2.08          Outstanding Notes..........................................................................   45
SECTION 2.09          Treasury Notes.............................................................................   45
SECTION 2.10          Temporary Notes............................................................................   45
SECTION 2.11          Cancellation...............................................................................   45
SECTION 2.12          Defaulted Interest.........................................................................   46
SECTION 2.13          CUSIP Numbers..............................................................................   46
SECTION 2.14          Issuance of Additional Notes...............................................................   46

                                                       ARTICLE 3.

                                               REDEMPTION AND PREPAYMENT

SECTION 3.01          Notices to Trustee.........................................................................   47
SECTION 3.02          Selection of Notes To Be Redeemed or Purchased.............................................   47
SECTION 3.03          Notice of Redemption.......................................................................   47
SECTION 3.04          Effect of Notice of Redemption.............................................................   48
SECTION 3.05          Deposit of Redemption or Purchase Price....................................................   48
SECTION 3.06          Notes Redeemed or Purchased in Part........................................................   49
SECTION 3.07          Optional Redemption........................................................................   49
SECTION 3.08          Mandatory Redemption.......................................................................   49
SECTION 3.09          Offer To Purchase by Application of Excess Proceeds........................................   49

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                                                       ARTICLE 4.

                                                       COVENANTS

SECTION 4.01          Payment of Notes...........................................................................   51
SECTION 4.02          Maintenance of Office or Agency............................................................   51
SECTION 4.03          Reports....................................................................................   51
SECTION 4.04          Compliance Certificate.....................................................................   52
SECTION 4.05          [Reserved].................................................................................   53
SECTION 4.06          Stay, Extension and Usury Laws.............................................................   53
SECTION 4.07          Restricted Payments........................................................................   53
SECTION 4.08          Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..................   58
SECTION 4.09          Incurrence of Indebtedness and Issuance of Disqualified Stock and
                         Preferred Stock.........................................................................   60
SECTION 4.10          Asset Sales................................................................................   64
SECTION 4.11          Transactions with Affiliates...............................................................   66
SECTION 4.12          Liens......................................................................................   68
SECTION 4.13          Business Activities........................................................................   68
SECTION 4.14          Corporate Existence........................................................................   68
SECTION 4.15          Offer To Repurchase Upon Change of Control.................................................   68
SECTION 4.16          No Layering of Debt........................................................................   70
SECTION 4.17          Designation of Restricted and Unrestricted Subsidiaries....................................   70
SECTION 4.18          Payments for Consent.......................................................................   71
SECTION 4.19          Additional Subsidiary Guarantees...........................................................   71

                                                       ARTICLE 5.

                                                       SUCCESSORS

SECTION 5.01          Merger, Consolidation, or Sale of Assets...................................................   71
SECTION 5.02          Successor Corporation Substituted..........................................................   72

                                                       ARTICLE 6.

                                                 DEFAULTS AND REMEDIES

SECTION 6.01          Events of Default..........................................................................   73
SECTION 6.02          Acceleration...............................................................................   74
SECTION 6.03          Other Remedies.............................................................................   75
SECTION 6.04          Waiver of Past Defaults....................................................................   75
SECTION 6.05          Control by Majority........................................................................   75
SECTION 6.06          Limitation on Suits........................................................................   76
SECTION 6.07          Rights of Holders To Receive Payment.......................................................   76
SECTION 6.08          Collection Suit by Trustee.................................................................   76
SECTION 6.09          Trustee May File Proofs of Claim...........................................................   76
SECTION 6.10          Priorities.................................................................................   77
SECTION 6.11          Undertaking for Costs......................................................................   77

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
                                                       ARTICLE 7.

                                                        TRUSTEE

SECTION 7.01          Duties of Trustee..........................................................................   77
SECTION 7.02          Rights of Trustee..........................................................................   78
SECTION 7.03          Individual Rights of Trustee...............................................................   79
SECTION 7.04          Trustee's Disclaimer.......................................................................   80
SECTION 7.05          Notice of Defaults.........................................................................   80
SECTION 7.06          Reports by Trustee to Holders of the Notes.................................................   80
SECTION 7.07          Compensation and Indemnity.................................................................   80
SECTION 7.08          Replacement of Trustee.....................................................................   81
SECTION 7.09          Successor Trustee by Merger, etc...........................................................   82
SECTION 7.10          Eligibility; Disqualification..............................................................   82
SECTION 7.11          Preferential Collection of Claims Against Issuer...........................................   82

                                                       ARTICLE 8.

                                        LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01          Option To Effect Legal Defeasance or Covenant Defeasance...................................   82
SECTION 8.02          Legal Defeasance and Discharge.............................................................   83
SECTION 8.03          Covenant Defeasance........................................................................   83
SECTION 8.04          Conditions to Legal or Covenant Defeasance.................................................   84
SECTION 8.05          Deposited Money and Government Securities To Be Held in Trust; Other
                         Miscellaneous Provisions................................................................   84
SECTION 8.06          Repayment to Issuer........................................................................   85
SECTION 8.07          Reinstatement..............................................................................   85

                                                       ARTICLE 9.

                                            AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01          Without Consent of Holders.................................................................   86
SECTION 9.02          With Consent of Holders....................................................................   86
SECTION 9.03          Amendments regarding Subordination.........................................................   88
SECTION 9.04          Compliance with Trust Indenture Act........................................................   88
SECTION 9.05          Revocation and Effect of Consents..........................................................   88
SECTION 9.06          Notation on or Exchange of Notes...........................................................   88
SECTION 9.07          Trustee To Sign Amendments, etc............................................................   88

                                                      ARTICLE 10.

                                                     SUBORDINATION

SECTION 10.01         Agreement to Subordinate...................................................................   89
SECTION 10.02         Liquidation; Dissolution; Bankruptcy.......................................................   89
SECTION 10.03         Default on Designated Senior Debt..........................................................   89
SECTION 10.04         Acceleration of Notes......................................................................   90
SECTION 10.05         When Distribution Must Be Paid Over........................................................   90

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
SECTION 10.06         Notice by Issuer...........................................................................   90
SECTION 10.07         Subrogation................................................................................   91
SECTION 10.08         Relative Rights............................................................................   91
SECTION 10.09         Subordination May Not Be Impaired by the Issuer............................................   91
SECTION 10.10         Distribution or Notice to Representative...................................................   91
SECTION 10.11         Rights of Trustee and Paying Agent.........................................................   91
SECTION 10.12         Authorization To Effect Subordination......................................................   92

                                                      ARTICLE 11.

                                                 SUBSIDIARY GUARANTEES

SECTION 11.01         Guarantee..................................................................................   92
SECTION 11.02         Subordination of Subsidiary Guarantee......................................................   93
SECTION 11.03         Limitation on Guarantor Liability..........................................................   93
SECTION 11.04         Execution and Delivery of Subsidiary Guarantee.............................................   93
SECTION 11.05         Guarantors May Consolidate, etc., on Certain Terms.........................................   94
SECTION 11.06         Releases...................................................................................   95

                                                      ARTICLE 12.

                                               SATISFACTION AND DISCHARGE

SECTION 12.01         Satisfaction and Discharge.................................................................   95
SECTION 12.02         Application of Trust Money.................................................................   96

                                                      ARTICLE 13.

                                                     MISCELLANEOUS

SECTION 13.01         Trust Indenture Act Controls...............................................................   97
SECTION 13.02         Notices....................................................................................   97
SECTION 13.03         Communication by Holders with Other Holders................................................   98
SECTION 13.04         Certificate and Opinion as to Conditions Precedent.........................................   98
SECTION 13.05         Statements Required in Certificate or Opinion..............................................   98
SECTION 13.06         Rules by Trustee and Agents................................................................   98
SECTION 13.07         No Personal Liability of Directors, Officers, Employees and Stockholders...................   99
SECTION 13.08         Governing Law..............................................................................   99
SECTION 13.09         No Adverse Interpretation of Other Agreements..............................................   99
SECTION 13.10         Successors.................................................................................   99
SECTION 13.11         Severability...............................................................................   99
SECTION 13.12         Counterpart Originals......................................................................   99
SECTION 13.13         Table of Contents, Headings, etc...........................................................   99

                                    EXHIBITS

Exhibit A1          FORM OF NOTE
Exhibit A2          FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B           FORM OF CERTIFICATE OF TRANSFER
Exhibit C           FORM OF CERTIFICATE OF EXCHANGE
Exhibit D           FORM OF NOTATION OF SUBSIDIARY GUARANTEE
Exhibit E           FORM OF SUPPLEMENTAL INDENTURE

         INDENTURE dated as of February 24, 2005 by and among EGL ACQUISITION CORP., a Delaware corporation ("EGL"), that will be merged with and into SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company", and together with EGL, the "Issuer"), following the Merger (as defined) the "Guarantors" (as defined), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

         The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7 5/8% Senior Subordinated Notes due 2015 (the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Assets" means any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Permitted Business.

         "Additional Interest" means all Additional Interest then owing pursuant to the Registration Rights Agreement.

         "Additional Notes" means any Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Sections 2.02, 2.14 and 4.09.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (except in the case of the use of the term "Affiliate" in the definition of "Permitted Holders") beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by reason of such Investment.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Agreement and Plan of Merger" means the Agreement and Plan of Merger by and among Holdings, EGL and the Company, dated as of October 17, 2004.

         "Applicable Premium" means, with respect to any Note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the redemption price of such Note at February 1, 2010 (exclusive of accrued interest), plus (2) all scheduled interest payments due on such Note from the Make-Whole Redemption Date through February 1, 2010, computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such Note.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease (other than operating leases), conveyance or other disposition of any assets or rights outside of the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole shall be governed by Sections 4.15 and 5.01 of this Indenture and not by Section 4.10 of this Indenture; and

                  (2) the issuance of Equity Interests in any of the Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors' qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary).

         Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

                  (2) a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary;

                  (4) the sale or lease of products, services or accounts receivable (including at a discount) in the ordinary course of business and any sale or other disposition of damaged, worn-out, negligible, surplus or obsolete assets in the ordinary course of business;

                  (5) the sale or other disposition of Cash Equivalents;

                  (6) a Restricted Payment that does not violate Section 4.07 of this Indenture or is a Permitted Investment;

                  (7) a sale and leaseback transaction with respect to any assets within 180 days of the acquisition of such assets;

                  (8) any exchange of like-kind property of the type described in Section 1031 of the Internal Revenue Code of 1986 for use in a Permitted Business;

                  (9) the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default;

                  (10) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice;

                  (11) the sale, lease, conveyance, disposition or other transfer of (a) the Capital Stock of, or any Investment in, any Unrestricted Subsidiary or (b) Permitted Investments made pursuant to clause (15) of the definition thereof;

                  (12) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

                  (13) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Issuer or any of its Restricted Subsidiaries;

                  (14) sales of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the Fair Market Value thereof, less amounts required to be established as reserves and customary discounts pursuant to contractual agreements with entities that are not Affiliates of the Issuer entered into as part of a Qualified Receivables Transaction; and

                  (15) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Captive Insurance Subsidiary" means a Subsidiary established by the Issuer or any of its Subsidiaries for the sole purpose of insuring the business, facilities and/or employees of the Issuer and its Subsidiaries.

         "Cash Equivalents" means:

                  (1) United States dollars or, in the case of any Restricted Subsidiary which is not a Domestic Subsidiary, any other currencies held from time to time in the ordinary course of business;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

                  (3) direct obligations issued by any state of the United States of America or any political subdivision of any such state, or any public instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition;

                  (4) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank that has capital and surplus of not less than $500.0 million;

                  (5) repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

                  (6) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within 12 months after the date of acquisition;

                  (7) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from Standard & Poor's Rating Services or "A2" or higher from Moody's Investors Service, Inc. with maturities of 12 months or less from the date of acquisition; and

                  (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than Permitted Holders;

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Issuer, measured by voting power rather than number of shares, unless the Permitted Holders are the Beneficial Owners of a greater percentage of the Voting Stock of the Issuer; provided, however, for purposes of this clause (3), each Person will be deemed to beneficially own any Voting Stock of another Person held by one or more of its Subsidiaries; or

                  (4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

         "Consolidated Adjusted EBITDA" means, with respect to any specified Person for any period (the "Measurement Period"), the Consolidated Net Income of such Person for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the amounts for such period of:

                  (1) the Fixed Charges of such Person and its Restricted Subsidiaries for the Measurement Period; plus

                  (2) the consolidated income tax expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

                  (3) the consolidated depreciation expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

                  (4) the consolidated amortization expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

                  (5) fees, costs and expenses paid or payable in cash by the Issuer or any of its Subsidiaries during the Measurement Period in connection with the Transactions (including, without limitation, retention payments paid as an incentive to retained employees in connection with the Transactions); plus

                  (6) other non-cash expenses and charges for the Measurement Period reducing Consolidated Net Income (excluding any such non-cash item to the extent representing an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); plus

                  (7) any non-recurring out-of-pocket expenses or charges for the Measurement Period relating to any offering of Equity Interests by the Issuer, Holdings or any other direct or indirect parent of the Issuer or merger, recapitalization or acquisition transactions made by the Issuer or any of its Restricted Subsidiaries, or any Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries (in each case, whether or not successful); plus

                  (8) all fees paid by the Issuer pursuant to clauses (8) and
         (15) of Section 4.11(b); plus

                  (9) Consolidated Net Income attributable to minority interests of a Restricted Subsidiary (less the amount of any mandatory cash distribution with respect to any minority interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by the Issuer or any Restricted Subsidiary); plus

                  (10) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees); minus

                  (11) without duplication, other non-cash items (other than the accrual of revenue in accordance with GAAP consistently applied in the ordinary course of business) increasing Consolidated Net Income for the Measurement Period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such specified Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any other Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

                  (2) the Net Income of any Restricted Subsidiary of such specified Person will be excluded to the extent that the declaration or payment of dividends or other distributions by that Re-stricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that (i) for purposes of clause (3) (A) of Section 4.07(a), Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to (or to the extent converted into cash by) such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (2)) during such period, to the extent not previously included therein and
         (ii) for all other purposes under this Indenture, Consolidated Net Income of such Person shall be increased by the lesser of (x) the amount of dividends or distributions or other payments that are actually paid in cash to (or to the extent converted into cash by) such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (2)) during such period, to the extent not previously included therein and (y) the amount by which Consolidated Net Income of such Person was reduced in such period as a result of the operation of this clause (2);

                  (3) the cumulative effect of a change in accounting principles will be excluded;

                  (4) the amortization of any premiums, fees or expenses incurred in connection with the Transactions or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Transactions) and 17 (including non-cash charges relating to intangibles and goodwill), in each case in connection with the Transactions, will be excluded;

                  (5) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries will be excluded;

                  (6) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss will be excluded;

                  (7) income or losses attributable to discontinued operations (including, without limitation, operations disposed during such period whether or not such operations were classified as discontinued) will be excluded;

                  (8) all extraordinary gains and losses will be excluded;

                  (9) any non-cash charges (i) attributable to applying the purchase method of accounting in accordance with GAAP, (ii) resulting from the application of FAS 142 or FAS 144, and (iii) relating to the amortization of intangibles resulting from the application of FAS 141, will be excluded;

                  (10) all non-cash charges relating to employee benefit or other management or stock compensation plans of the Issuer or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) will be excluded to the extent that such non-cash charges are deducted in computing such Consolidated Net Income; provided, further, that if the Issuer or any Restricted Subsidiary makes a cash payment in respect of such non-cash charge in any period, such cash payment will (without duplication) be deducted from the Consolidated Net Income of the Issuer for such period; and

                  (11) all unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FAS 52 shall be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

                  (1) was a member of such Board of Directors on the Issue Date;

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

                  (3) was designated or appointed with the approval of Permitted Holders holding a majority of the Voting Stock of all of the Permitted Holders.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Issuer.

         "Credit Agreement" means that certain Credit Agreement, dated as of the Issue Date, by and among the Issuer, as borrower, Holdings, certain subsidiaries of the Issuer, JPMorgan Chase Bank, N.A., as administrative agent, and various lenders providing for up to $580.0 million of term loans and $300.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.

         "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or any other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Noncash Consideration" means any non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate.

         "Designated Senior Debt" means:

                  (1) any Indebtedness outstanding under the Credit Agreement;
         and

                  (2) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase such Capital Stock unless the Issuer would be permitted to do so in compliance with Section 4.07, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with Section 4.07 shall not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or the Subsidiary that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees any Indebtedness of the Issuer under the Credit Agreement.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means a public or private offering of Qualified Capital Stock of the Issuer, Holdings or any other direct or indirect parent of the Issuer.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to the Registration Rights Agreement.

         "Exchange Offer" means the "Registered Exchange Offer" as defined in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Excluded Contributions" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from (i) contributions to its equity capital (other than Disqualified Stock) or (ii) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Equity Interests (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, that are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

         "Existing Indebtedness" means Indebtedness, other than the Notes and Indebtedness under the Credit Agreement, existing on the Issue Date after giving effect to the Transactions.

         "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer (unless otherwise provided in this Indenture).

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) Investments, acquisitions, mergers, consolidations and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to Pro Forma Cost Savings, as if they had occurred on the first day of the four-quarter reference period;

                  (2) the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

         For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. For purposes of determining whether any Indebtedness constituting a Guarantee may be incurred, the interest on the Indebtedness to be guaranteed shall be included in calculating the Fixed Charge Coverage Ratio on a pro forma basis. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, net of interest income, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all cash payments made or received pursuant to Hedging Obligations in respect of interest rates, and excluding amortization of deferred financing costs; plus

                  (2) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent that such Guarantee or Lien is called upon; plus

                  (3) the product of (A) all cash dividends paid on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than to the Issuer or a Restricted Subsidiary), in each case, determined on a consolidated basis in accordance with GAAP multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and its Restricted Subsidiaries expressed as a decimal; plus

                  (4) the amount of dividends paid by the Issuer and its Restricted Subsidiaries pursuant to clause (19) of Section 4.07(b).

         "Foreign Subsidiary" means any Restricted Subsidiary that is not incorporated under the laws of the United States of America, any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 and A2 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guarantors" means each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

         "Holder" means a Person in whose name a Note is registered.

         "Holdings" means Select Medical Holdings Corporation (formerly known as EGL Holding Company), a Delaware corporation.

         "Holdings Notes" means $150.0 million aggregate principal amount of senior subordinated notes due 2015 issued by Holdings on the Issue Date.

         "Indebtedness" means, with respect to any specified Person, the principal and premium (if any) of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed (except any such balance that constitutes a trade payable or similar obligation to a trade creditor); or

                  (6) representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the first $660.0 million aggregate principal amount of Notes issued under this Indenture.

         "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, CIBC World Markets Corp. and PNC Capital Markets, Inc.

         "Investment Affiliate" means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt Investments.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions, returns of principal and profits on sale).

         "Issue Date" means February 24, 2005.

         "Issuer" means the party named as the "Issuer" in the first paragraph of this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Make-Whole Redemption Date" means the date on which any Note is redeemed pursuant to Section 5(c) of the Notes.

         "Merger" means the merger of EGL with and into the Company pursuant to the Agreement and Plan of Merger.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

         "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, including taxes resulting from the transfer of the proceeds of such Asset Sale to the Issuer, in each case, after taking into account:

                  (1) any available tax credits or deductions and any tax sharing arrangements;

                  (2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

                  (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

                  (4) any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary after such sale or other disposition thereof;

                  (5) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

                  (6) in the event that a Restricted Subsidiary consummates an Asset Sale and makes a pro rata payment of dividends to all of its stockholders from any cash proceeds of such Asset Sale, the amount of dividends paid to any stockholder other than the Issuer or any other Restricted Subsidiary, provided that any net proceeds of an Asset Sale by a Non-Guarantor Subsidiary that are subject to restrictions on repatriation to the Issuer will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions.

         "New York Office of the Trustee" means 100 Wall Street, Suite 1600, New York, New York 10005.

         "Non-Guarantor Subsidiaries" means (v) any Unrestricted Subsidiary, (w) each of the Subsidiaries of Select Medical Corporation that was in existence on the Issue Date and was not, on the Issue Date prior to giving effect to the Transactions, a guarantor of Select Medical Corporation's 7 1/2% Senior Subordinated Notes due 2013 for so long as they are not Wholly Owned Subsidiaries, (x) any Receivables Subsidiary, (y) any Subsidiary of the Issuer that does not guarantee the Issuer's Obligations under the Credit Agreement and
(z) in addition to the foregoing, any other non-Wholly Owned Subsidiary of the Issuer, (1) the Equity Interests of which are owned by (i) the Issuer and/or its Restricted Subsidiaries and/or (ii) any other Persons that were or are interested (other than solely in the capacity as an equity holder of such non-Wholly Owned Subsidiary) in any facility owned or operated by such non-Wholly Owned Subsidiary, such as physicians, physician groups or other medical professionals and/or other Persons (such as acute care hospitals, hospital systems or foundations) in the community in which any such facility is located and (2) that has assets that, at the time of designation, together with the assets of all other Non-Guarantor Subsidiaries designated pursuant to this clause (z), represent no more than 20% of the Total Assets. The Board of Directors of the Issuer may designate any Restricted Subsidiary as a Non-Guarantor Subsidiary by filing with the Trustee a certified copy of a resolution of such Board of Directors giving effect to such designation and an Officers' Certificate certifying as to the applicable clause of the definition of Non-Guarantor Subsidiaries that warrants such designation.

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

                  (2) as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries, except as permitted by the definition of "Unrestricted Subsidiary."

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the Issuer's offering memorandum, dated February 3, 2005, related to the issuance and sale of the Initial Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Issuer by one Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of Section 13.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 13.05. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Permitted Business" means (i) any business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

         "Permitted Holder" means (A) Welsh Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., Thoma Cressey Fund VI, L.P., Thoma Cressey Fund VII, L.P., and their respective Investment Affiliates and (B) (i) any officer, director, employee, member, partner or stockholder of the manager or general partner (or the general partner of the general partner) of any of the Persons referred to in clause (A); (ii) Rocco A. Ortenzio, Robert A. Ortenzio and each of the other directors and executive officers of the Issuer referred to in the Offering Memorandum under "Related Party Transactions--Arrangements With Our Investors" and each other director, officer or employee of the Issuer who is a "continuing investor" (as described under "Security Ownership") as of the Issue Date; (iii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i) or (ii); (iv) in the event of the incompetence or death of any of the Persons described in any of clauses (i) through (iii), such Person's estate, executor, administrator, com-mittee or other personal representative, in each case who at any particular date shall be the Beneficial Owner or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or Holdings (or any other direct or indirect parent company of the Issuer); (v) any trust created for the benefit of the Persons described in any of clauses (i) through (iv) or any trust for the benefit of any such trust; or (vi) any Person controlled by any of the Persons described in any of the clauses (i) through (v). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

         "Permitted Investments" means:

                  (1) any Investment in the Issuer or in a Restricted
         Subsidiary;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary; or

                           (b) such Person, in one transaction or a series of
                  transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

                  (6) any Investments received in compromise, settlement or resolution of (A) obligations of trade debtors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade debtor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (7) Investments represented by Hedging Obligations entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

                  (8) any Investment in payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case incurred in the ordinary course of business;

                  (9) Investments in receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

                  (11) obligations of one or more officers or other employees of the Issuer or any of its Restricted Subsidiaries in connection with such officer's or employee's acquisition of shares of Capital Stock of the Issuer or Capital Stock of Holdings (or any other direct or indirect parent company of the Issuer) so long as no cash or other assets are paid by the Issuer or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

                  (12) loans or advances to and guarantees provided for the benefit of employees made in the ordinary course of business of the Issuer or the Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

                  (13) Investments existing on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Issue Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

                  (14) repurchases of the Notes;

                  (15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $50.0 million; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary (it being understood that if such Person thereafter ceases to be a Restricted Subsidiary, such Investment will again be deemed to have been made pursuant to this clause (15));

                  (16) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction customary for such transactions;

                  (17) payments to any Captive Insurance Subsidiary in an amount equal to (i) the capital required under the applicable laws or regulations of the jurisdiction in which such Captive Insurance Subsidiary is formed or determined by independent actuaries as prudent and necessary capital to operate such Captive Insurance Subsidiary plus
         (ii) any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;

                  (18) Investments in joint ventures in an amount not to exceed $80.0 million outstanding at any time; provided that (i) substantially all of the business activities of any such joint venture consists of owning or operating facilities of the Issuer or a Restricted Subsidiary and (ii) a majority of the Voting Stock of such Person is owned by the Issuer, its Restricted Subsidiaries and/or other Persons that are not Affiliates of the Issuer; and

                  (19) Guarantees of Indebtedness of the Issuer or a Restricted Subsidiary permitted under Section 4.09 and performance guarantees in the ordinary course of business.

         "Permitted Junior Securities" means:

                  (1) Equity Interests in the Issuer or any Guarantor; or

                  (2) unsecured debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under this Indenture (including, in the case of Senior Debt under the Credit Facilities, with respect to payment blockage and turnover, and the maturity and weighted average life to maturity of which are at least six months greater than that of the Senior Debt and debt securities issued in exchange for Senior Debt).

         "Permitted Liens" means:

                  (1) Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

                  (2) Liens in favor of the Issuer or the Guarantors;

                  (3) Liens on property or assets of a Person, plus renewals and extensions of such Liens, existing at the time such Person is merged with or into, consolidated with or acquired by the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Issuer or such Subsidiary;

                  (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

                  (5) Liens (including deposits and pledges) to secure the performance of public or statutory obligations, progress payments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired, constructed or improved with or financed by such Indebtedness;

                  (7) Liens existing on the Issue Date, plus renewals and extensions of such Liens;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (9) Liens imposed by law, such as carriers', warehousemen's, landlord's, materialmen's, laborers', employees', suppliers' and mechanics' Liens, in each case, incurred in the ordinary course of business;

                  (10) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

                  (11) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

                  (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

                           (a) the new Lien shall be limited to all or part of
                  the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                           (b) the Indebtedness secured by the new Lien is not
                  increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

                  (13) Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding;

                  (14) Liens incurred in connection with a Qualified Receivables Transaction (which, in the case of the Issuer and its Restricted Subsidiaries (other than Receivables Subsidiaries) shall be limited to receivables and related assets referred to in the definition of Qualified Receivables Transaction);

                  (15) security for the payment of workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) entered into in the ordinary course of business;

                  (16) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;

                  (17) zoning restrictions, easements, licenses, reservations, provisions, encroachments, encumbrances, protrusion permits, servitudes, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), in each case, not materially interfering with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

                  (18) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

                  (19) Liens securing Hedging Obligations entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

                  (20) Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

                  (21) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;

                  (22) Liens on the assets of Non-Guarantor Subsidiaries securing Indebtedness of the Issuer or the Restricted Subsidiaries that were permitted by the terms of this Indenture to be incurred;

                  (23) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

                  (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

         "Permitted Payments to Parent" means

                  (1) payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Issuer to be used by Holdings (or any other direct or indirect parent company of the Issuer) to pay
         (x) consolidated, combined or similar Federal, state and local taxes payable by Holdings (or such parent company) and directly attributable to (or arising as a result of) the operations of the Issuer and its Subsidiaries and (y) franchise or similar taxes and fees of Holdings (or such parent company) required to maintain Holdings' (or such parent company's) corporate or other existence and other taxes; provided that:

                           (a) the amount of such dividends, distributions or
                  advances paid shall not exceed (x) the amount that would be due with respect to a consolidated, combined or similar Federal, state or local tax return that included the Issuer and its Subsidiaries if the Issuer was a corporation for Federal, state and local tax purposes plus (y) the actual amount of such franchise or similar taxes and fees of Holdings (or such parent company) required to maintain Holdings' (or such parent company's) corporate or other existence and other taxes, each as applicable; and

                           (b) such payments are used by Holdings (or such
                  parent company) for such purposes within 90 days of the receipt of such payments; and

                  (2) payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Issuer if the proceeds thereof are used to pay general corporate and overhead expenses (including salaries and other compensation of employees) incurred in the ordinary course of its business or of the business of Holdings or such other parent company of the Issuer as a direct or indirect holding company for the Issuer or used to pay fees and expenses (other than to Affiliates) relating to any unsuccessful debt or equity financing.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);

                  (2) either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the Notes;

                  (3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

                  (4) such Indebtedness is incurred

                           (a) by the Issuer or by the Restricted Subsidiary who
                  is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

                           (b) by any Guarantor if the obligor on the
                  Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Guarantor; or

                           (c) by any Non-Guarantor Subsidiary if the obligor on
                  the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Non-Guarantor Subsidiary.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Pro Forma Cost Savings" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition, merger, consolidation or disposition that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date, (ii) were actually implemented by the business that was the subject of any such acquisition, merger, consolidation or disposition within 12 months after the date of the acquisition, merger, consolidation or disposition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, consolidation or disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an Officers' Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by an Officers' Certificate delivered to the Trustee from the Issuer's chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

         "Qualified Proceeds" means any of the following or any combination of the following:

                  (1) Cash Equivalents;

                  (2) the Fair Market Value of assets that are used or useful in the Permitted Business; and

                  (3) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Issuer or any of its Restricted Subsidiaries of such Capital Stock, such Person becomes a Restricted Subsidiary or such Person is merged or consolidated into the Issuer or any of its Restricted Subsidiaries;

provided that (i) for purposes of clause (3) of Section 4.07(a), Qualified Proceeds shall not include Excluded Contributions and (ii) the amount of Qualified Proceeds shall be reduced by the amount of payments made in respect of the applicable transaction which are permitted under clause (8) of Section 4.11(b).

         "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers, or grants a security interest, to:

                  (1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries, which transfer may be effected through the Issuer or one or more of its Subsidiaries); and

                  (2) if applicable, any other Person (in the case of a transfer by a Receivables Subsidiary),

in each case, in any accounts receivable (including health care insurance receivables), instruments, chattel paper, general intangibles and similar assets (whether now existing or arising in the future, the "Receivables") of the Issuer or any of its Subsidiaries, and any assets related thereto, including, without limita-tion, all collateral securing such Receivables, all contracts, contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and any other assets, which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financings and asset securitization transactions of such type, together with any related transactions customarily entered into in a receivables financings and asset securitizations, including servicing arrangements.

         "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.

         "Receivables Subsidiary" means a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and in businesses related or ancillary thereto and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary

                  (A) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

                           (1) is guaranteed by the Issuer or any Subsidiary of
                  the Issuer (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);

                           (2) is recourse to or obligates the Issuer or any
                  Subsidiary of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; or

                           (3) subjects any property or asset of the Issuer or
                  any Subsidiary of the Issuer (other than accounts receivable and related assets as provided in the definition of Qualified Receivables Transaction), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction;

                  (B) with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than as may be customary in a Qualified Receivables Transaction including for fees payable in the ordinary course of business in connection with servicing accounts receivable; and (C) with which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Registration Rights Agreement" means (i) the Exchange and Registration Rights Agreement, dated as of February 24, 2005 among the Issuer, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto bearing the legend set forth in Section 2.06(g)(3) deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Replacement Preferred Stock" means any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries (other than intercompany Disqualified Stock); provided that such Replacement Preferred Stock (i) is issued by the Issuer or by the Restricted Subsidiary who is the issuer of the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged, and (ii) does not have an initial liquidation preference in excess of the liquidation preference plus accrued and unpaid dividends on the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged.

         "Representative" means any trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, all references to "Restricted Subsidiaries" or "Restricted Subsidiary" are to Restricted Subsidiaries of the Issuer.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means:

                  (1) all Indebtedness of the Issuer or any Guarantor outstanding under the Credit Agreement or under any other Credit Facilities (including post-petition interest at the rate provided in the documentation with respect thereto, whether or not allowed as a claim in any bankruptcy proceeding), and all Hedging Obligations and Treasury Management Obligations with respect thereto;

                  (2) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

                  (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                  (1) any liability for federal, state, local or other taxes owed or owing by the Issuer or the Guarantors;

                  (2) any intercompany Indebtedness of the Issuer or any of its Subsidiaries to the Issuer or any of its Affiliates;

                  (3) any trade payables;

                  (4) the portion of any Indebtedness that is incurred in violation of this Indenture (but only to the extent so incurred); provided that Indebtedness outstanding under Credit Facilities will not cease to be Senior Debt as a result of this clause (4) if the lenders or agents thereunder obtained a representation from the Issuer or any of its Subsidiaries on the date such Indebtedness was incurred to the effect that such Indebtedness was not prohibited by this Indenture;

                  (5) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code; or

                  (6) Disqualified Stock.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date. For purposes of determining whether an Event of Default has occurred, if any group of Restricted Subsidiaries as to which a particular event has occurred and is continuing at any time would be, taken as a whole, a "Significant Subsidiary" then such event shall be deemed to have occurred with respect to a Significant Subsidiary.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); and

                  (3) any third party professional corporation or similar business entity with which the Issuer or any Subsidiary of the Issuer has an exclusive management arrangement under which it manages the business of such entity and whose financial statements are consolidated with the Issuer's financial statements for financial reporting purposes (it being understood that the limitations set forth in clause (2) of the definition of Consolidated Net Income shall not apply to any such entity).

         "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Issuer's Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder.

         "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

         "Transactions" means the transactions contemplated by the Agreement and Plan of Merger, including the borrowings under the Credit Agreement, the offering of the Notes and the issuance of Holdings Notes and the other related transactions described under the heading "The Transactions" in the Offering Memorandum.

         "Treasury Management Obligations" means obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services. Treasury Management Obligations shall not constitute Indebtedness.

         "Treasury Rate" means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to February 1, 2010; provided, however, that if the period from such Make-Whole Redemption Date to February 1, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to February 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt; provided that this clause (1) shall be deemed to be satisfied for so long as the total amount of Indebtedness of all Unrestricted Subsidiaries that is not Non-Recourse Debt does not exceed, measured as of the date of incurrence thereof, 1% of Total Assets;

                  (2) except with respect to any Indebtedness permitted by clause (1) above, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those permitted under Section 4.11 hereof;

                  (3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

         "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

         "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares) will at that time be owned by such Person or by one or more Wholly Owned Subsidiaries of such person.

SECTION 1.02 Other Definitions.

Term                                                                                     Defined in Section
----                                                                                     ------------------
"Affiliate Transaction".............................................................     4.11
"Asset Sale Offer"..................................................................     3.09
"Authentication Order"..............................................................     2.02
"Calculation Date"..................................................................     1.01 (Definition of "Fixed
                                                                                         Charge Coverage Ratio")
"Change of Control Offer"...........................................................     4.15
"Change of Control Payment".........................................................     4.15
"Change of Control Payment Date"....................................................     4.15
"Covenant Defeasance"...............................................................     8.03
"DTC"...............................................................................     2.03
"Event of Default"..................................................................     6.01
"Excess Proceeds"...................................................................     4.10
"incur".............................................................................     4.09
"Legal Defeasance"..................................................................     8.02
"Offer Amount"......................................................................     3.09
"Offer Period"......................................................................     3.09
"Paying Agent"......................................................................     2.03
"Permitted Debt"....................................................................     4.09
"Payment Blockage Notice"...........................................................    10.03
"Payment Default"...................................................................     6.01
"Purchase Date".....................................................................     3.09
"Registrar".........................................................................     2.03
"Restricted Payments"...............................................................     4.07
"Temporary Notes"...................................................................     2.10

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Subsidiary Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction and Calculation.

         (a) Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

                  (8) "including" shall be interpreted to mean "including without limitation"; and

                  (9) references to Sections, Articles and Exhibits shall refer to Sections, Articles and Exhibits of this Indenture.

         (b) All financial calculations regarding the Issuer and its Subsidiaries for periods prior to the Issue Date shall be based upon the consolidated financial statements of the Company and its Subsidiaries.

                                   ARTICLE 2.

                                   THE NOTES

SECTION 2.01 Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A1 or A2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

         (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:

                  (1) a written certificate from the Depositary certifying that it has received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)); and

                  (2) an Officers' Certificate from the Issuer.

         Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

SECTION 2.02 Execution and Authentication.

         At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been duly authenticated under this Indenture.

         The Trustee shall authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $660.0 million 7 5/8% Senior Subordinated Notes due 2015, (ii) Additional Notes for an original issue in an aggregate principal amount specified in an Authentication Order pursuant to this Section 2.02, and
(iii) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes or Additional Notes, in each case upon a written order of the Issuer signed by one Officer (an "Authentication Order"). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

         The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

SECTION 2.03 Registrar and Paying Agent.

         The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04 Paying Agent To Hold Money in Trust.

         The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. The Issuer at any time may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with TIA Section 312(a).

SECTION 2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except in whole (but not in part) by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if:

                  (1) the Depository (a) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or
         (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

                  (2) there has occurred and is continuing a Default or an Event of Default with respect to the Notes.

         Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A) both:

                                    (i) a written order from a Participant or an
                           Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given in accordance with
                           the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B) both:

                                    (i) a written order from a Participant or an
                           Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                           Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given by the Depositary to
                           the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

                  Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes.

                  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee shall take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee shall take delivery in the form
                  of a beneficial interest in the Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

         (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.

Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

         (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

         (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                           (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

         (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
         (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

         (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted

Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (i) if the Holder of such Definitive Notes proposes
                  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (ii) if the Holder of such Definitive Notes proposes
                  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes transferred or exchanged pursuant to subparagraph (2)(B), (2)(D) or (3) above.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer shall be made pursuant to Rule
                  144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                  (1) thereof;

                           (B) if the transfer shall be made pursuant to Rule
                  903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer shall be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                                    (ii) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

         Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.

                  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE `SECURITIES ACT') AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS

                  OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                  (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3),
         (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH

                  AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form.

                  "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

         (1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

         (2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.06).

         (3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (5) The Issuer shall not be required:

                  (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
         3.02 and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

         (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

         (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

         (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

         (9) Neither the Trustee nor the Registrar shall be under any obligation or duty to determine or inquire as to compliance with the Securities Act (including any rules or regulations promulgated thereunder) or any state securities laws that may be applicable in connection with or with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interests in any Global Note) or to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture with respect to transfers of interests in any security (including any transfers between or among beneficial owners of interests in any Global Notes); except that the Trustee shall be under a duty to require delivery of such certificates and other documentation, if any, as are expressly required in the applicable circumstance, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face with the express requirements hereof. The Trustee shall have no responsibility for (i) the actions or omissions of the Depositary, or for the accuracy of the books or records of the Depositary and (ii) transfers, of which it has no knowledge, between or among beneficial owners of interests in the same Global Note.

SECTION 2.07 Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Registrar and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08 Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Subsidiaries, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10 Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes ("Temporary Notes"). Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for Temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for Temporary Notes.

         Holders of Temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the disposal of all canceled Notes shall be delivered to the Issuer upon its request therefor. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12 Defaulted Interest.

         If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 CUSIP Numbers.

         The Issuer in issuing the Notes may use CUSIP numbers and corresponding ISIN numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14      Issuance of Additional Notes.

         The Issuer will be entitled, from time to time, subject to its compliance with Section 4.09, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date other than with respect to (i) the date of issuance,
(ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under this Indenture.

         With respect to any Additional Notes, the Issuer will set forth in an Officer's Certificate pursuant to a resolution of the Board of Directors of the Issuer, copies of which will be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

                  (3) whether such Additional Notes will be subject to transfer restrictions or will be issued in the form of Exchange Notes.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

SECTION 3.01 Notices to Trustee.

         If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 5 of the Notes, the Issuer shall furnish to the Trustee, at least 30 days but not more than 60 days before the redemption date, an Officer's Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

SECTION 3.02 Selection of Notes To Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase on a pro rata basis except:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if otherwise required by law.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

SECTION 3.03      Notice of Redemption.

         Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

         The notice shall identify the Notes to be redeemed (including CUSIP Number(s)) and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Issuer defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as to which the Trustee may agree), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05 Deposit of Redemption or Purchase Price.

         On the relevant redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

         If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

SECTION 3.06 Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

SECTION 3.07 Optional Redemption.

         The Notes are subject to optional redemption as provided in Section 5 of the Notes. Any redemption of the Notes pursuant to such Section shall be made pursuant to the provisions of Sections 3.01 through 3.06.

SECTION 3.08 Mandatory Redemption

         The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09 Offer To Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10, the Issuer is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders and if the Issuer elects (or is required by the terms of other pari passu indebtedness), all holders of other Indebtedness that is pari passu with the Notes. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness, if any, (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made pursuant to Section 4.01.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

                                   ARTICLE 4.

                                   COVENANTS

SECTION 4.01 Payment of Notes.

         The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds on the due date money deposited by or on behalf of the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02 Maintenance of Office or Agency.

         The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuer hereby designates the New York Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

SECTION 4.03 Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Trustee and the Holders of the Notes:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Issuer was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the Issuer's consolidated financial condition and results of operation and, with respect to the annual information only, a report thereon by the Issuer's independent registered public accountants, and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer was required to file such reports.

         (b) The Issuer may satisfy its obligation to furnish such information to the Trustee and the Holders at any time by filing such information with the SEC. In addition, the Issuer agrees that, for so long as any Notes remain outstanding, the Issuer will furnish to any Beneficial Owner of Notes or to any prospective purchaser of Notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) If at any time Holdings (or any other direct or indirect parent company of the Issuer) becomes a Guarantor of the Notes (there being no obligation of Holdings or any other direct or indirect parent company of the Issuer to do so), and Holdings (or such other parent company) holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer, Holdings or any other direct or indirect parent company of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to the Trustee and the Holders or filed with the SEC pursuant to this Section 4.03 may, at the option of the Issuer, be those of Holdings (or such other parent company) rather than the Issuer.

         (d) Notwithstanding the foregoing, such requirements shall be deemed satisfied with respect to the furnishing of the information described in clause
(1) of Section 4.03(a) for the Issuer's fiscal year ended December 31, 2004 by the filing with the SEC of the Exchange Offer Registration Statement within the time period required by the Registration Rights Agreement, with such financial information that satisfies Regulation S-X of the Securities Act with respect to the fiscal year ended December 31, 2004.

         (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 4.04 Compliance Certificate.

         (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officer's Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

         (b) So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, within 30 days upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05 [Reserved].

SECTION 4.06 Stay, Extension and Usury Laws.

         The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07      Restricted Payments.

         (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (A) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer); provided that the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of a Restricted Subsidiary shall not constitute a Restricted Payment;

                  (B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer, Holdings or any other direct or indirect parent of the Issuer;

                  (C) make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

                  (D) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                           (1) no Default or Event of Default has occurred and
                  is continuing or would occur as a consequence of such Restricted Payment;

                           (2) the Issuer would, at the time of such Restricted
                  Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) of this Indenture; and

                           (3) such Restricted Payment, together with the
                  aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3),
                  (4), (5), (6), (7), (8), (9), (11), (12), (13), (14), (15),
                  (16), (17), (18) and (19) of Section 4.07(b)), is less than the sum, without duplication, of:

                                    (A) 50% of the Consolidated Net Income of
                           the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                                    (B) 100% of the aggregate Qualified Proceeds
                           received by the Issuer since the Issue Date as a contribution to its equity capital (other than Disqualified Stock) or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock and Excluded Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

                                    (C) an amount equal to the net reduction in
                           Investments by the Issuer and its Restricted
                           Subsidiaries resulting from (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of any Restricted Investment that was made after the Issue Date and (ii) repurchases, redemptions and repayments of such Restricted Investments and the receipt of any dividends or distributions from such Restricted Investments; plus

                                    (D) to the extent that any Unrestricted
                           Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, an amount equal to the lesser of (i) the Fair Market Value of the Issuer's interest in such Subsidiary immediately prior to such redesignation and (ii) the aggregate amount of the Issuer's Investments in such Subsidiary that was previously treated as a Restricted Payment; plus

                                    (E) in the event the Issuer and/or any
                           Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the existing Investment of the Issuer and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment.

         (b) Section 4.07(a) shall not prohibit:

                  (1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

                  (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(B) of Section 4.07(a);

                  (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness, or from the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.07(a);

                  (4) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of which Disqualified Stock was issued after the Issue Date in accordance with Section 4.09;

                  (5) the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Issuer or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of Replacement Preferred Stock that is permitted to be incurred pursuant to Section 4.09;

                  (6) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

                  (7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries, and any dividend payment or other distribution by the Issuer or a Restricted Subsidiary to Holdings or any other direct or indirect parent holding company of the Issuer utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or such other direct or indirect parent holding company held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries or Holdings or such other parent holding company, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years); provided further that such amount in any fiscal year may be increased by an amount not to exceed:

                  (A) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer as equity capital (other than Disqualified Stock), Equity Interests of Holdings or any other direct or indirect parent company of the Issuer, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries, Holdings or any other direct or indirect parent company of the Issuer that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of Section 4.07(a), and excluding Excluded Contributions, plus

                  (B) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date, less

                  (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (7);

         (8) the repurchase of Equity Interests deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represent a portion of the exercise price of those options, rights or warrants;

         (9) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee with any Excess Proceeds that remain after consummation of an Asset Sale Offer;

         (10) so long as no Default has occurred and is continuing or would be caused thereby, after the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section
4.15 (including the purchase of the Notes tendered), any purchase or redemption of Indebtedness that is contractually subordinated to the Notes or to any Subsidiary Guarantee required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, the Issuer would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) after giving pro forma effect to such Restricted Payment;

         (11) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of the Issuer or any of its Restricted Subsidiaries;

         (12) Permitted Payments to Parent;

         (13) so long as no Default has occurred and is continuing or would be caused thereby, the payment:

                  (A) by the Issuer or any Restricted Subsidiary to Holdings or any other direct or indirect parent of the Issuer, which payment is used by the Person receiving such payment, following the first initial public offering of common Equity Interests by such Person, to pay dividends of up to 6% per annum of the net proceeds received by such Person in such public offering (or any subsequent public offering of common Equity Interests of such Person) that are contributed to the Issuer as equity capital (other than Disqualified Stock), or

                  (B) by the Issuer, following the first initial public offering of common Equity Interests by the Issuer, to pay dividends of up to 6% per annum of the net proceeds received by or contributed to the Issuer in such public offering (or any subsequent public offering of common Equity Interests by the Issuer);

(excluding, in the case of both clause (A) and clause (B), public offerings of common Equity Interests registered on Form S-8 and any other public sale to the extent the proceeds thereof are Excluded Contributions);

         (14) Investments that are made with Excluded Contributions;

         (15) distributions or payments of Receivables Fees;

         (16) payment of fees and reimbursement of other expenses to the Permitted Holders and/or their Affiliates in connection with the Transactions as described in the Offering Memorandum under the caption "Related Party Transactions";

         (17) all other payments made or to be made in connection with the Transactions as described in the Offering Memorandum and all payments made to former stockholders of the Issuer who have validly exercised appraisal rights in connection with the Transactions;

         (18) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50.0 million since the Issue Date; and

         (19) so long as no Default has occurred and is continuing or would be caused thereby, payments to Holdings or any other direct or indirect parent company of the Issuer in amounts and at times as would be sufficient to permit Holdings (or such other direct or indirect parent company of the Issuer) to pay
(a) regularly scheduled or accrued interest on the Holdings Notes (including interest previously paid "in-kind" or added to the principal amount thereof) as in effect on the Issue Date and (b) (i) regularly scheduled or accrued interest (including interest previously paid "in kind" or added to the principal amount thereof) on the Holdings Notes, as amended, modified, restated, renewed or extended from time to time but only to the extent that (x) the principal amount of the Holdings Notes, as so amended, modified, restated, renewed or extended does not exceed $150.0 million (plus the amount of interest thereon previously paid "in kind" or added to the principal amount thereof) and (y) the interest rate of the Holdings Notes, as so amended, modified, restated, renewed or extended does not exceed the interest rate of the Holdings Notes on the Issue Date, or (ii) regularly scheduled or accrued interest (including interest previously paid "in kind" or added to the principal amount thereof) on any other Indebtedness of, or regularly scheduled or accrued dividends (including dividends previously paid "in kind" or added to the liquidation preference thereof) on any preferred stock of, Holdings or any other direct or indirect parent company of the Issuer, in each case, which is issued in exchange for, or the net proceeds of which are used to repay, repurchase, redeem, defease or otherwise refinance the Holdings Notes as amended, modified, restated, renewed or extended (or any such Indebtedness or preferred stock previously issued), but only to the extent that (x) the principal amount (or accreted value, if applicable) of such Indebtedness or the initial liquidation preference of such preferred stock, does not exceed the principal amount (or accreted value, if applicable) or liquidation preference of, the Holdings Notes, as amended, modified, restated, renewed or extended (within the limitations set forth in clause (i) above), or such Indebtedness or preferred stock being amended or refinanced and (y) the interest rate or dividend rate on such Indebtedness or preferred stock does not exceed the interest rate or dividend rate, as applicable, on the Holdings Notes, as amended, modified, restated, renewed or extended (within the limitations set forth in clause (i) above), or such Indebtedness or preferred stock being amended or refinanced, and subject to the preceding clauses (x) and (y), any amendment, modification, restatement, renewal or extension of such Indebtedness or preferred stock.

         (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this
Section 4.07 shall be, if the fair market value thereof exceeds $20.0 million, determined by the Board of Directors of the Issuer, whose resolution with respect thereto shall be delivered to the Trustee.

         For purposes of determining compliance with the provisions of this
Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Issuer, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment, if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

SECTION 4.08 Dividend and Other Payment Restrictions Affecting Restricted
             Subsidiaries.

         (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

                  (3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

         (b) Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the Issue Date;

                  (2) this Indenture, the Notes and the Subsidiary Guarantees;

                  (3) applicable law, rule, regulation or order;

                  (4) any instrument or agreement governing Indebtedness or Capital Stock of a Restricted Subsidiary acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired;

         provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (5) customary non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

                  (6) customary restrictions in leases (including capital leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

                  (7) any agreement for the sale or other disposition of all or substantially all the Capital Stock or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

                  (8) any instrument or agreement governing Permitted Refinancing Indebtedness; provided that the restrictions contained therein are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) Liens permitted to be incurred under Section 4.12 of this Indenture that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

                  (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (12) customary provisions imposed on the transfer of copyrighted or patented materials;

                  (13) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

                  (14) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;

                  (15) contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary;

                  (16) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary or any of their businesses;

                  (17) any instrument or agreement governing Indebtedness or preferred stock (i) of any Foreign Subsidiary, (ii) of the Issuer or any Restricted Subsidiary that is incurred or issued subsequent to the Issue Date and not in violation of Section 4.09; provided that (x) in the case of pre-ferred stock and Indebtedness (other than Senior Debt), such encumbrances and restrictions are not materially more restrictive in the aggregate than the restrictions contained in the Indenture and (y) in the case of Senior Debt, are not materially more restrictive in the aggregate than the restrictions contained in the Credit Agreement and
         (iii) of any Restricted Subsidiary; provided that in the case of this clause (iii), (x) the total amount of Indebtedness outstanding under any agreement entered into in reliance on this clause (iii) does not, at the time any such agreement is entered into, exceed 1% of Total Assets and (y) after giving effect to the incurrence of such Indebtedness or preferred stock, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a);

                  (18) any encumbrance or restriction imposed on any Subsidiary of the Issuer that is of the type referred to in clause (3) of the definition of "Subsidiary" by (and for the benefit of) the Issuer or a Restricted Subsidiary; and

                  (19) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses
         (1), (2), (4) through (15), (17) and (18) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are in the good faith judgment of the Issuer's Board of Directors, whose determination shall be conclusive, not materially more restrictive, taken as a whole, than those restrictions contained in the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (1), (2), (4) through (15), (17) and (18) above, as applicable prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock and
             Preferred Stock.

         (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Issuer shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, "Permitted Debt"):

                  (1) the incurrence by the Issuer and/or any Guarantor (and the Guarantee thereof by the Guarantors and the Non-Guarantor Subsidiaries) of Indebtedness under the Credit Agreement and other Credit Facilities entered into after the date of the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its

         Restricted Subsidiaries thereunder) not to exceed $1,000.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10;

                  (2) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness after giving effect to the Transactions;

                  (3) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date, replacement Notes in respect thereof, if any, and the related Subsidiary Guarantees and the Exchange Notes and related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

                  (4) the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations), Disqualified Stock or preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property, plant or equipment used or useful in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness and Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $40.0 million at any time outstanding;

                  (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness or Replacement Preferred Stock in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or any Disqualified Stock or preferred stock that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (5), (13),
         (15), (17) or (18) of this Section 4.09(b);

                  (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

                           (A) if the Issuer or any Guarantor is the obligor on
                  such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer or the Subsidiary Guarantee, in the case of a Guarantor, except to the extent such subordination would violate any applicable law, rule or regulation; and

                           (B) (i) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and
                  (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary, shall be deemed, in each case, to constitute a new incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, which new incurrence is not permitted by this clause (6);

                  (7) the issuance by any of the Issuer's Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

                           (A) any subsequent issuance or transfer of Equity
                  Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary; and

                           (B) any sale or other transfer of any such preferred
                  stock to a Person that is not either the Issuer or a Restricted Subsidiary,

         will be deemed, in each case, to constitute a new issuance of such preferred stock by such Restricted Subsidiary which new issuance is not permitted by this clause (7);

                  (8) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

                  (9) the Guarantee:

                           (A) by the Issuer or any of the Guarantors of
                  Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and

                           (B) by any Non-Guarantor Subsidiary of Indebtedness
                  of a Non-Guarantor Subsidiary;

                  (10) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, letters of credit, performance bonds, surety bonds, appeal bonds or other similar bonds in the ordinary course of business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers' compensation claims, or the incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;

                  (11) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days;

                  (12) the incurrence of Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of the Issuer or any Restricted Subsidiary;

                  (13) the incurrence of Indebtedness or the issuance of any Disqualified Stock or preferred stock by (i) any Non-Guarantor Subsidiary of the Issuer, in an amount not to exceed $15.0 million at any time outstanding; provided that after giving effect to such incurrence or issuance, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) and (ii) any Foreign Subsidiary, in an amount not to exceed $10.0 million at any time outstanding;

                  (14) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

                  (15) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary (including by way of merger or consolidation) in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either

                           (A) the Issuer would be permitted to incur at least
                  $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio; or

                           (B) the Issuer's Fixed Charge Coverage Ratio after
                  giving pro forma effect to such acquisition or merger would be greater than the Issuer's actual Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;

                  (16) Indebtedness of the Issuer or a Restricted Subsidiary in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Indebtedness remains outstanding for ten Business Days or less;

                  (17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction;

                  (18) the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness and all Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred or issued pursuant to this clause (18), not to exceed $100.0 million; and

                  (19) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in the form of loans from a Captive Insurance Subsidiary.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to Section 4.09(a), the Issuer shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09 except that Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of this Section 4.09(b). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued (other than the reclassification of preferred stock as Indebtedness due to a change in accounting principles).

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                           (A) the Fair Market Value of such assets at the date
                  of determination; and

                           (B) the amount of the Indebtedness of the other
                  Person.

SECTION 4.10 Asset Sales.

         (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash. For purposes of this paragraph (2), each of the following shall be deemed to be cash:

                           (A) Cash Equivalents;

                           (B) any liabilities, as shown on the Issuer's most
                  recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability;

                           (C) any securities, notes or other obligations
                  received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion;

                           (D) any Designated Noncash Consideration the Fair
                  Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (d) (and not subsequently converted into Cash Equivalents that are treated as Net Proceeds of an Asset Sale) does not exceed $30.0 million since the Issue Date, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

                           (E) any stock or assets of the kind referred to in
                  clauses (2) or (4) of Section 4.10(b).

         Notwithstanding the foregoing, the 75% limitation referred to in clause
(2) above shall not apply to any Asset Sale in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

                  (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary;

                  (3) to make a capital expenditure with respect to a Permitted Business; or

                  (4) to acquire Additional Assets;

provided that the requirements of clauses (2) through (4) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to in any of clauses (2) through (4) above is entered into by the Issuer or its Restricted Subsidiary within 365 days after the receipt of such Net Proceeds and such Net Proceeds are applied in accordance with such agreement.

         Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

         (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten Business Days thereof, the Issuer shall make an Asset Sale Offer to all Holders and if the Issuer elects (or is required by the terms of such other pari passu Indebtedness), all holders of other Indebtedness that is pari passu with the Notes. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer (or a Restricted Subsidiary) may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (d) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.09 or this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.

SECTION 4.11 Transactions with Affiliates.

         (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer involving aggregate consideration in excess of $5.0 million (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Issuer delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer, together with a certified copy of the resolutions of the Board of Directors of the Issuer approving such Affiliate Transaction or Affiliate Transactions; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

                  (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

                  (2) transactions between or among the Issuer and/or its Restricted Subsidiaries;

                  (3) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors' fees;

                  (5) any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

                  (6) Permitted Investments or Restricted Payments that do not violate Section 4.07;

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

                  (7) payment of fees and the reimbursement of other expenses to the Permitted Holders and/or their Affiliates in connection with the Transactions as described in the Offering Memorandum under the caption "Related Party Transactions";

                  (8) payments by the Issuer or any of its Restricted Subsidiaries to Welsh Carson, Anderson & Stowe IX, L.P., Thoma Cressey Equity Partners and/or any of their Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the disinterested members of the Board of Directors of the Issuer in good faith in an aggregate amount for all such fees not to exceed 2.00% of the aggregate transaction value in respect of which such services are rendered;

                  (9) loans (or cancellation of loans) or advances to employees in the ordinary course of business;

                  (10) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Issuer or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Issuer or its Restricted Subsidiaries, as applicable, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                  (11) the existence of, or the performance by the Issuer or any Restricted Subsidiary of their obligations, if any, or obligations of Holdings under the terms of, any subscription, registration rights or stockholders agreement, partnership agreement or limited liability company agreement to which Holdings, the Issuer or any Restricted Subsidiary is a party as of the Issue Date and which is disclosed in the Offering Memorandum under the caption "Related Party Transactions" and any similar agreements which the Issuer, any Restricted Subsidiary, Holdings or any other direct or indirect parent company of the Issuer may enter into thereafter; provided, however, that the entering into by the Issuer or any Restricted Subsidiary or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially disadvantageous to the holders of the notes, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer;

                  (12) the Transactions, including all payments made or to be made in connection with the Transactions as described in the Offering Memorandum;

                  (13) any Qualified Receivables Transaction;

                  (14) Permitted Payments to Parent;

                  (15) any management, consulting, monitoring, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services involving the Issuer and any of its Restricted Subsidiaries (including without limitation any payments in cash, Equity Interests or other consideration made by the Issuer or any of its Restricted Subsidiaries in connection therewith) on the one hand and the Permitted Holders on the other hand, which services (and payments and other transactions in connection therewith) are approved as fair to the Issuer or such Restricted Subsidiary by a majority of the members of the Board of Directors of the Issuer in good faith;

                  (16) the issuance of Equity Interests (other than Disqualified Stock) in the Issuer or any Restricted Subsidiary for compensation purposes;

                  (17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;

                  (18) intellectual property licenses in the ordinary course of business;

                  (19) Existing Indebtedness and any other obligations pursuant to an agreement existing on the Issue Date and described in the Offering Memorandum, including any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect);

                  (20) payments by the Issuer or any of its Restricted Subsidiaries of reasonable insurance premiums to, and any borrowings or dividends received from, any Captive Insurance Subsidiary; and

                  (21) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view and which are approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith.

SECTION 4.12 Liens.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13 Business Activities.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.14 Corporate Existence.

         Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time).

SECTION 4.15 Offer To Repurchase Upon Change of Control.

         (a) If a Change of Control occurs, each Holder shall have the right to require the Issuer to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral

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multiple of $1,000) of that Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered shall be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered shall continue to accrue interest;

                  (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

                  (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

                  (8) that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased in integral multiples of $1,000 only.

         The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.15 by virtue of such compliance.

         (b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

         The Paying Agent shall promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Issuer shall either repay all its outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing their outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 of this Indenture, unless and until there is a Default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

SECTION 4.16 No Layering of Debt.

         The Issuer shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Issuer and senior in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Subsidiary Guarantee. No such Indebtedness shall be considered to be senior by virtue of being secured on a first or junior priority basis.

SECTION 4.17 Designation of Restricted and Unrestricted Subsidiaries

         The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount avail-able for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer shall be in Default of
Section 4.09. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if such Indebtedness is permitted under
Section 4.09 and no Default or Event of Default would be in existence following such designation.

SECTION 4.18 Payments for Consent.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19 Additional Subsidiary Guarantees.

         If the Issuer or any of its Restricted Subsidiaries, acquires or creates another Subsidiary, other than a Non-Guarantor Subsidiary, after the Issue Date that guarantees Indebtedness under the Credit Agreement, then that newly acquired or created Subsidiary shall become a Guarantor and execute a supplemental indenture substantially in the form attached as Exhibit E and deliver an Opinion of Counsel to the Trustee within 30 Business Days of the date on which it was acquired or created.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01 Merger, Consolidation, or Sale of Assets.

         (a) The Issuer shall not, directly or indirectly: consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                  (1) either:

                           (A) the Issuer is the surviving entity; or

                           (B) the Person formed by or surviving any such
                  consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; provided, however, that at all times, a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia must be a co-issuer or the issuer of the Notes if such surviving Person is not a corporation;

                  (3) immediately after such transaction, no Default or Event of Default exists; and

                  (4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

                           (A) be permitted to incur at least $1.00 of
                  additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or

                           (B) have a Fixed Charge Coverage Ratio that is
                  greater than the actual Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

         In addition, the Issuer shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

         (b) Clauses (3) and (4) of Section 5.01(a) shall not apply to:

                  (1) a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction;

                  (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries; and

                  (3) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

SECTION 5.02 Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this

Indenture referring to the "Issuer" shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and when a successor Person assumes all obligations of its predecessor under this Indenture or the Notes, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from those obligations.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

         Each of the following is an "Event of Default":

                  (1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                  (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                  (3) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;

                  (4) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

                           (A) is caused by a failure to pay principal at the
                  final Stated Maturity of such Indebtedness (a "Payment Default"); or

                           (B) results in the acceleration of such Indebtedness
                  prior to its express maturity;

         and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

                  (6) with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of $25.0 million or its foreign currency equivalent against the Issuer or any Significant Subsidiary of the Issuer, the failure by the Issuer or such Significant Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;

                  (7) except as permitted by this Indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after notice thereof is delivered to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

                  (8) the Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
         Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) generally is not paying its debts as they become
                  due; and

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Issuer or any of the
                  Issuer's Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Issuer or any of the
                  Issuer's Restricted Subsidiaries that is a Significant Subsidiary for all or substantially all of the property of the Issuer or any of the Issuer's Restricted Subsidiaries that is a Significant Subsidiary; or

                           (C) orders the liquidation of the Issuer or any of
                  the Issuer's Restricted Subsidiaries that is a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02 Acceleration.

         In the case of an Event of Default arising under clause (8) or (9) of
Section 6.01, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement is outstanding, such acceleration shall not be effective until the earlier of (i) the acceleration of such Indebtedness under the Credit Agreement or (ii) five Business Days after receipt by the Issuer of written notice of such acceleration.

         Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes.

SECTION 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.

         Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

SECTION 6.05 Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

                  (3) such Holders have offered the Trustee reasonable security or indemnity reasonably satisfactory to it against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 6.07 Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee.

         If an Event of Default specified in clauses (1) or (2) of Section 6.01 or occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer and each Guarantor for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may participate as a member of any official committee of creditors appointed in the matters as it deems necessary or advisable.

SECTION 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and

                  Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                    TRUSTEE

SECTION 7.01 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this

         Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a) and (b) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02 Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture provided, however, that the Trustee's conduct does not constitute willful misconduct, bad faith or negligence.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

         (i) The Trustee may request that the Issuer deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         (j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document.

         (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (l) The permissive rights of the trustee to do things enumerated in this Indenture shall not be construed as duties.

SECTION 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(but if no event described in TIA Section 313 has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to the Holders shall be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07 Compensation and Indemnity.

         (a) The Issuer shall pay to the Trustee from time to time reasonable compensation as agreed to between the Issuer and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Issuer shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the Trustee's reasonable judgment, there is no conflict of interest between the Issuer and the Trustee in connection with such defense. The Issuer shall not be required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         (d) To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee shall comply with the provisions of TIA Section 313(b) to the extent applicable.

SECTION 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its affiliates has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11 Preferential Collection of Claims Against Issuer.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311 to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 Option To Effect Legal Defeasance or Covenant Defeasance.

         The Issuer may, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes and all obligations of the Guarantors with respect to the Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

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SECTION 8.02 Legal Defeasance and Discharge.

         Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Issuer's obligations with respect to such Notes under Sections 2.05, 2.06, 2.07, 2.08 and 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's and the Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Section 8.02, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03 Covenant Defeasance.

         Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 and Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Subsidiary Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.03 subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(4) through 6.01(7) and, to the extent relating to a Significant Subsidiary, 6.01(8) and 6.01(9) shall not constitute Events of Default.

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SECTION 8.04 Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

                  (2) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement (including, without limitation, the Credit Agreement) or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

                  (5) the Issuer must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

                  (6) the Issuer must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 Deposited Money and Government Securities To Be Held in Trust;
             Other Miscellaneous Provisions.

         Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in

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trust and applied by the Trustee, in accordance with the provisions of such
Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in
Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 Repayment to Issuer.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's and the Guarantors' obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium or Additional Interest, if any, or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or Government Securities held by the Trustee or Paying Agent.

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                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 Without Consent of Holders.

         (a) Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders and Subsidiary Guarantees by a successor to the Issuer pursuant to Article 5 or Section 11.05, respectively, hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the "Description of the Notes" section of the Offering Memorandum to the extent that such provision in that "Description of the Notes" section was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes;

                  (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

                  (8) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes, or to secure the Notes; or

                  (9) to issue the Notes or the Exchange Notes.

         (b) Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 With Consent of Holders.

         (a) Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or

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

exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         (b) Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         (c) It is not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Issuer and the Guarantors with any provision of this Indenture, the Notes, or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the optional redemption of the Notes contained in Section 5 of the Notes (except the notice period contained therein or in Sections 3.01, 3.02 and 3.03);

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes; or

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                  (7) make any change in the preceding amendment and waiver
         provisions.

SECTION 9.03 Amendments regarding Subordination.

         Notwithstanding Section 9.01 and 9.02, except as provided in Section 9.01(a)(6), any amendment to the provisions of Article 10 (including the definitions of "Senior Debt" and "Designated Senior Debt") that adversely affects the rights of any holder of Senior Debt of the Issuer then outstanding requires the consent of the holders of such Senior Debt (or any group or representative thereof authorized to give consent), and any amendment or waiver of the provisions of Article 10 that adversely affects the rights of the Holders requires the consent of the Holders of at least 66-2/3% in aggregate principal amount of Notes then outstanding.

SECTION 9.04 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.05 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.06 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07 Trustee To Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

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                                  ARTICLE 10.

                                 SUBORDINATION

SECTION 10.01 Agreement to Subordinate.

         The Issuer agrees, and each Holder by accepting a Note agrees, that all Obligations in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Debt of the Issuer (whether outstanding on the Issue Date or created, incurred, assumed or guaranteed thereafter), and that the subordination is for the benefit of the holders of Senior Debt of the Issuer.

SECTION 10.02 Liquidation; Dissolution; Bankruptcy.

         The holders of Senior Debt of the Issuer shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowable claim) before the Holders shall be entitled to receive any payment (by setoff or otherwise) with respect to the Notes (except that Holders may receive and retain Permitted Junior Securities and payments made from any trust created pursuant to Article 8 or Article 12 hereof), in the event of any distribution to creditors of the Issuer:

                  (1) in a liquidation or dissolution of the Issuer;

                  (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

                  (3) in an assignment for the benefit of the Issuer's creditors; or

                  (4) in any marshaling of the Issuer's assets and liabilities.

SECTION 10.03 Default on Designated Senior Debt.

         (a) The Issuer may not make any payment (by setoff or otherwise) in respect of the Notes or acquire or redeem any Notes for cash or property or otherwise (other than Permitted Junior Securities and payments made from any trust created pursuant to Article 8 or Article 12 hereof) if:

                  (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

                  (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Representative of the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and all scheduled payments of principal, premium and Additional Interest, if any, and interest on the Notes that have come due have been paid in full in cash.

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         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

         (b) The Issuer may and shall resume payments on and distributions in respect of the Notes:

                  (1) in the case of a payment default, upon the date upon which such default is cured or waived, and

                  (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a payment default exists on any Designated Senior Debt if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

SECTION 10.04 Acceleration of Notes.

         If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify holders of Senior Debt of the Issuer of the acceleration.

SECTION 10.05 When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment (including a payment by a Guarantor under its Subsidiary Guarantee) in respect of the Notes (other than Permitted Junior Securities and payments made from any trust created pursuant to Article 8 or Article 12 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06 Notice by Issuer.

         The Issuer shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment in respect of the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

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

SECTION 10.07 Subrogation.

         After all Senior Debt of the Issuer is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on such Senior Debt.

SECTION 10.08 Relative Rights.

         This Article 10 defines the relative rights of Holders and holders of Senior Debt of the Issuer. Nothing in this Indenture shall:

                  (1) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium and interest and Additional Interest, if any, on the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Debt of the Issuer; or

                  (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt of the Issuer to receive distributions and payments otherwise payable to Holders.

         If the Issuer fails because of this Article 10 to pay principal of, premium or interest or Additional Interest, if any, on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09 Subordination May Not Be Impaired by the Issuer.

         No right of any holder of Senior Debt of the Issuer to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

SECTION 10.10 Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Issuer, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Issuer referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11 Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment in respect of the Notes to violate this Article 10. Only the Issuer or a Representative of a series of Designated Senior Debt may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12 Authorization To Effect Subordination.

         Each Holder by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 at least 30 days before the expiration of the time to file such claim, the holders of Designated Senior Debt (or their Representatives) are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                                  ARTICLE 11.

                              SUBSIDIARY GUARANTEES

SECTION 11.01 Guarantee.

         (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

                  (1) the principal of, premium and Additional Interest, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by the Issuer or the Guarantors to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 11.02 Subordination of Subsidiary Guarantee.

         The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuer. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

SECTION 11.03 Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04 Execution and Delivery of Subsidiary Guarantee.

         To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E shall be en-dorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Issuer or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.19, the Issuer shall cause such Subsidiary to comply with the provisions of Section 4.19 and this Article 11, to the extent applicable.

SECTION 11.05 Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in this Section 11.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than either of the Issuer or another Guarantor, unless:

                  (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (2) either:

                           (a) the Person (if other than either of the Issuer or
                  a Guarantor) acquiring the property in any such sale or disposition or the Person (if other than either of the Issuer or a Guarantor) formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement on the terms set forth herein or therein; or

                           (b) such transaction does not violate Section 4.10
                  and the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guaran-tees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5, and notwithstanding clauses and above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into either of the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.06 Releases.

         The Subsidiary Guarantee of a Guarantor will be released:

         (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary (other than a Non-Guarantor Subsidiary), if the sale or other disposition does not violate
Section 4.10;

         (b) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary (other than a Non-Guarantor Subsidiary), if the sale or other disposition does not violate Section 4.10;

         (c) if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17 or a Non-Guarantor Subsidiary in accordance with the definition of that term;

         (d) if that Guarantor is released from its guarantee under the Credit Agreement; or

         (e) upon legal defeasance or covenant defeasance in accordance with
Article 8 or satisfaction and discharge in accordance with Article 12.

         If any Guarantor is released from its Subsidiary Guarantee, any of its Subsidiaries that are Guarantors will be released from their Subsidiary Guarantees, if any.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 11.06 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12.

                           SATISFACTION AND DISCHARGE

SECTION 12.01 Satisfaction and Discharge.

         This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

                           (a) all Notes that have been authenticated, except
                  lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has thereto-fore been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non- callable Government Securities, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

                  (3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

         In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to sub-clause of clause of this Section, the provisions of Sections 12.02 and 8.06 shall survive. In addition, nothing in this Section 12.01 shall be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

SECTION 12.02 Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         To the extent that and so long as the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided, however, that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the

Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 13.

                                 MISCELLANEOUS

SECTION 13.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02 Notices.

         Any notice or communication by either of the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuer and/or any Guarantor:

                  Select Medical Corporation
                  4716 Old Gettysburg Road
                  P.O. Box 2034
                  Mechanicsburg Pennsylvania 17055.
                  Telecopier No.: (717) 972-9981.
                  Attention: General Counsel

         If to the Trustee:

                  U.S. Bank Trust National Association.
                  Corporate Trust Services
                  100 Wall Street - Suite 1600
                  New York, New York 10005
                  Telecopier No.: (212) 361-6153
                  Attention: Corporate Trust Administration

         The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03 Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312 with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314 and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07 No Personal Liability of Directors, Officers, Employees and
              Stockholders.

         No director, officer, employee, incorporator, stockholder, member, partner or other holder of Equity Interests of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 13.08     Governing Law.

         THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10 Successors.

         All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

SECTION 13.11 Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            (Signature Pages Follow)

                                   SIGNATURES

Dated as of February 24, 2005

                                           EGL ACQUISITION CORP.,
                                           as Issuer

                                           By: /s/ Eric J. Lee
                                               ---------------------------------
                                               Name: Eric J. Lee
                                               Title: Secretary

[Indenture]

                                           U.S. BANK TRUST NATIONAL
                                           ASSOCIATION,
                                            as Trustee

                                           By: /s/ Jean Clarke
                                               ---------------------------------
                                               Name: Jean Clarke
                                               Title: Assistant Vice President

                                   [Indenture]

                                           The undersigned hereby executes this
                                           acknowledgement upon the consummation
                                           of the Merger and hereby acknowledges
                                           that it succeeded by operation of law
                                           to all of the rights and obligations
                                           of the Issuer set forth herein
                                           effective upon the consummation of
                                           the Merger.

                                           SELECT MEDICAL CORPORATION

                                           By: /s/ Michael E. Tarvin
                                               ---------------------------------
                                               Name: Michael E. Tarvin
                                               Title: Senior Vice President,
                                                      General Counsel and
                                                      Secretary

                                           THE GUARANTORS SET FORTH ON SCHEDULE
                                           I HERETO,
                                            as Guarantors

                                           By: /s/ Michael E. Tarvin
                                               ---------------------------------
                                               Name: Michael E. Tarvin
                                               Title: Vice President

                                           ARGOSY HEALTH, LLC,
                                            as a Guarantor

                                           By: Kessler Rehab Centers, Inc.,
                                               as managing member

                                           By: /s/ Michael E. Tarvin
                                               ---------------------------------
                                               Name: Michael E. Tarvin
                                               Title: Vice President


                                           GP THERAPY, L.L.C.,
                                           as a Guarantor

                                           By: Georgia Physical Therapy, Inc.,
                                               as managing member

                                           By: /s/ Michael E. Tarvin
                                               ---------------------------------
                                               Name: Michael E. Tarvin
                                               Title: Vice President

[Indenture]

                                           KESSLER PROFESSIONAL SERVICES, LLC,
                                           as a Guarantor

                                           By: Kessler Institute for
                                               Rehabilitation, Inc.,
                                               as managing member

                                           By: /s/ Michael E. Tarvin
                                               ---------------------------------
                                               Name: Michael E. Tarvin
                                               Title: Vice President

                                           SELECT MEDICAL PROPERTY VENTURES,LLC,
                                           as a Guarantor

                                           By: Select Medical Corporation,
                                               as managing member

                                           By: /s/ Michael E. Tarvin
                                               ---------------------------------
                                               Name: Michael E. Tarvin
                                               Title: Vice President

                                           SELECT SOFTWARE VENTURES, LLC,
                                           as a Guarantor

                                           By: Rehab Clinics, Inc., as managing
                                               member

                                           By: /s/ Michael E. Tarvin
                                               ---------------------------------
                                               Name: Michael E. Tarvin
                                               Title: Vice President

[Indenture]

                                           WALTHAM PHYSICAL THERAPY
                                           ASSOCIATES, INC.,
                                             as a Guarantor

                                           By: /s/ John F. Duggan
                                               ---------------------------------
                                               Name: John F. Duggan
                                               Title: Vice President

[Indenture]

                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Trustee

                                          By: /s/ Jean Clarke
                                              ----------------------------------
                                              Name: Jean Clarke
                                              Title: Assistant Vice President
                                      -2-

                                                                      SCHEDULE I

                                   GUARANTORS

AFFILIATED PHYSICAL THERAPISTS, LTD.
AMERICAN TRANSITIONAL HOSPITALS, INC.
ARGOSY HEALTH, LLC
ARIZONA REHAB PROVIDER NETWORK, INC.
ATHENS SPORTS MEDICINE CLINIC, INC.
ATHER SPORTS INJURY CLINIC, INC.
ATLANTIC REHABILITATION SERVICES, INC.
ATRA SERVICES, INC.
BUENDEL PHYSICAL THERAPY, INC.
C.E.R.-WEST, INC.
C.O.A.S.T. INSTITUTE PHYSICAL THERAPY, INC.
CCISUB, INC.
CENLA PHYSICAL THERAPY
& REHABILITATION AGENCY, INC.
CENTER FOR EVALUATION & REHABILITATION, INC.
CENTER FOR PHYSICAL THERAPY & SPORTS REHABILITATION, INC.
CENTERTHERAPY, INC.
CHAMPION PHYSICAL THERAPY, INC.
CMC CENTER CORPORATION
COMMUNITY REHAB CENTERS OF MASSACHUSETTS, INC.
CROWLEY PHYSICAL THERAPY CLINIC, INC.
DOUGLAS AVERY & ASSOCIATES, LTD.
ELK COUNTY PHYSICAL THERAPY, INC.
FINE, BRYANT & WAH, INC.
FRANCIS NASELLI, JR. & STEWART RICH PHYSICAL THERAPISTS, INC.
GALLERY PHYSICAL THERAPY CENTER, INC.
GEORGIA PHYSICAL THERAPY OF WEST GEORGIA, INC.
GEORGIA PHYSICAL THERAPY, INC.
GP THERAPY, L.L.C.
GREATER SACRAMENTO PHYSICAL THERAPY ASSOCIATES, INC.
GROVE CITY PHYSICAL THERAPY AND SPORTS MEDICINE, INC.
GULF BREEZE PHYSICAL THERAPY, INC.
HAND THERAPY AND REHABILITATION ASSOCIATES, INC.
HAND THERAPY ASSOCIATES, INC.
HANGTOWN PHYSICAL THERAPY, INC.
HAWLEY PHYSICAL THERAPY, INC.
HUDSON PHYSICAL THERAPY SERVICES, INC.
HUMAN PERFORMANCE AND FITNESS, INC.
INDIANAPOLIS PHYSICAL THERAPY AND SPORTS MEDICINE, INC.
INTENSIVA HEALTHCARE CORPORATION
INTENSIVA HOSPITAL OF GREATER ST. LOUIS, INC.
JOYNER SPORTS SCIENCE INSTITUTE, INC.
JOYNER SPORTSMEDICINE INSTITUTE, INC.
KENTUCKY REHABILITATION SERVICES, INC.
KESSLER ASSISTED LIVING CORPORATION
KESSLER INSTITUTE FOR REHABILITATION, INC.
KESSLER OCCUPATIONAL MEDICINE CENTERS, INC.

                                    Sch. I-1

KESSLER PHYSICAL THERAPY & REHABILITATION, INC.
KESSLER PROFESSIONAL SERVICES, LLC
KESSLER REHAB CENTERS, INC.
KESSLER REHABILITATION CORPORATION
KESSLER REHABILITATION OF MARYLAND, INC.
KESSLER REHABILITATION SERVICES, INC.
LYNN M. CARLSON, INC.
METRO REHABILITATION SERVICES, INC.
MICHIGAN THERAPY CENTRE, INC.
MIDATLANTIC HEALTH GROUP, INC.
MONMOUTH REHABILITATION, INC.
NEW MEXICO PHYSICAL THERAPISTS, INC.
NORTHSIDE PHYSICAL THERAPY, INC.
NOVACARE OCCUPATIONAL HEALTH SERVICES, INC.
NOVACARE OUTPATIENT REHABILITATION EAST, INC.
NOVACARE OUTPATIENT REHABILITATION OF CALIFORNIA, INC.
NOVACARE OUTPATIENT REHABILITATION WEST, INC.
NOVACARE OUTPATIENT REHABILITATION, INC.
NOVACARE REHABILITATION, INC.
P.T. SERVICES COMPANY P.T. SERVICES REHABILITATION, INC.
P.T. SERVICES, INC.
PETER TRAILOV R.P.T. PHYSICAL THERAPY CLINIC, ORTHOPEDIC
     REHABILITATION & SPORTS MEDICINE, LTD.
PHYSICAL REHABILITATION PARTNERS, INC.
PHYSICAL THERAPY ASSOCIATES, INC.
PHYSICAL THERAPY ENTERPRISES, INC.
PHYSICAL THERAPY INSTITUTE, INC.
PHYSICAL THERAPY SERVICES OF THE JERSEY CAPE, INC.
PRO ACTIVE THERAPY OF AHOSKIE, INC.
PRO ACTIVE THERAPY OF GREENVILLE, INC.
PRO ACTIVE THERAPY OF NORTH CAROLINA, INC.
PRO ACTIVE THERAPY OF ROCKY MOUNT, INC.
PRO ACTIVE THERAPY OF SOUTH CAROLINA, INC.
PRO ACTIVE THERAPY OF VIRGINIA, INC.
PRO ACTIVE THERAPY, INC.
PROFESSIONAL THERAPEUTIC SERVICES, INC.
QUAD CITY MANAGEMENT, INC.
RCI (COLORADO), INC.
RCI (EXERTEC), INC.
RCI (MICHIGAN), INC.
RCI (S.P.O.R.T.), INC.
RCI (WRS), INC.
REBOUND OKLAHOMA, INC.
REDWOOD PACIFIC THERAPIES, INC.
REHAB MANAGED CARE OF ARIZONA, INC.
REHAB PROVIDER NETWORK - CALIFORNIA, INC.
REHAB PROVIDER NETWORK - EAST I, INC.
REHAB PROVIDER NETWORK - EAST II, INC.
REHAB PROVIDER NETWORK - INDIANA, INC.

                                    Sch. I-2

REHAB PROVIDER NETWORK - MICHIGAN, INC.
REHAB PROVIDER NETWORK - NEW JERSEY, INC.
REHAB PROVIDER NETWORK - NEW YORK, INC.
REHAB PROVIDER NETWORK - OHIO, INC.
REHAB PROVIDER NETWORK - PENNSYLVANIA, INC.
REHAB PROVIDER NETWORK OF ARIZONA, INC.
REHAB PROVIDER NETWORK OF COLORADO, INC.
REHAB PROVIDER NETWORK OF FLORIDA, INC.
REHAB PROVIDER NETWORK OF NEVADA, INC.
REHAB PROVIDER NETWORK OF NEW MEXICO, INC.
REHAB PROVIDER NETWORK OF NORTH CAROLINA, INC.
REHAB PROVIDER NETWORK OF TEXAS, INC.
REHAB/WORK HARDENING MANAGEMENT ASSOCIATES, LTD.
REHABCLINICS (GALAXY), INC.
REHABCLINICS (PTA), INC.
REHABCLINICS (SPT), INC.
REHABCLINICS ABILENE, INC.
REHABCLINICS DALLAS, INC.
REHABCLINICS PENNSYLVANIA, INC.
REHABCLINICS, INC.
S.T.A.R.T., INC.
SELECT AIR II, INC.
SELECT EMPLOYMENT SERVICES, INC.
SELECT HOSPITAL INVESTORS, INC.
SELECT MEDICAL OF KENTUCKY, INC.
SELECT MEDICAL OF MARYLAND, INC.
SELECT MEDICAL OF NEW YORK, INC.
SELECT MEDICAL PROPERTY VENTURES, LLC
SELECT MEDICAL REHABILITATION SERVICES, INC.
SELECT PROVIDER NETWORKS, INC.
SELECT REHABILITATION MANAGEMENT SERVICES, INC.
SELECT SOFTWARE VENTURES, LLC
SELECT SPECIALTY HOSPITAL - AKRON/SHS, INC.
SELECT SPECIALTY HOSPITAL - ALACHUA, INC.
SELECT SPECIALTY HOSPITAL - SPRINGFIELD, INC.
SELECT SPECIALTY HOSPITAL - ANN ARBOR, INC.
SELECT SPECIALTY HOSPITAL - ARIZONA, INC.
SELECT SPECIALTY HOSPITAL - AUGUSTA/UH, INC.
SELECT SPECIALTY HOSPITAL - BATON ROUGE, INC.
SELECT SPECIALTY HOSPITAL - BATTLE CREEK, INC.
SELECT SPECIALTY HOSPITAL - BEECH GROVE, INC.
SELECT SPECIALTY HOSPITAL - BELLEVILLE, INC.
SELECT SPECIALTY HOSPITAL - BLOOMINGTON, INC.
SELECT SPECIALTY HOSPITAL - BREVARD, INC.
SELECT SPECIALTY HOSPITAL - KALAMAZOO, INC.
SELECT SPECIALTY HOSPITAL - BROWARD, INC.
SELECT SPECIALTY HOSPITAL - CENTRAL DETROIT, INC.
SELECT SPECIALTY HOSPITAL - CHARLESTON, INC.
SELECT SPECIALTY HOSPITAL - CINCINNATI, INC.
SELECT SPECIALTY HOSPITAL - COLORADO SPRINGS, INC.

                                    Sch. I-3

SELECT SPECIALTY HOSPITAL - COLUMBUS, INC.
SELECT SPECIALTY HOSPITAL - COLUMBUS/GRANT, INC.
SELECT SPECIALTY HOSPITAL - COLUMBUS/UNIVERSITY, INC.
SELECT SPECIALTY HOSPITAL - CONROE, INC.
SELECT SPECIALTY HOSPITAL - COVINGTON, INC.
SELECT SPECIALTY HOSPITAL - DALLAS, INC.
SELECT SPECIALTY HOSPITAL - DANVILLE, INC.
SELECT SPECIALTY HOSPITAL - DENVER, INC.
SELECT SPECIALTY HOSPITAL - DURHAM, INC.
SELECT SPECIALTY HOSPITAL - DUVAL, INC.
SELECT SPECIALTY HOSPITAL - ERIE, INC.
SELECT SPECIALTY HOSPITAL - ESCAMBIA, INC.
SELECT SPECIALTY HOSPITAL - EVANSVILLE, INC.
SELECT SPECIALTY HOSPITAL - FLINT, INC.
SELECT SPECIALTY HOSPITAL - FORT SMITH, INC.
SELECT SPECIALTY HOSPITAL - FORT WAYNE, INC.
SELECT SPECIALTY HOSPITAL - GADSDEN, INC.
SELECT SPECIALTY HOSPITAL - GREENSBORO, INC.
SELECT SPECIALTY HOSPITAL - GREENSBURG, INC.
SELECT SPECIALTY HOSPITAL - GROSSE POINTE, INC.
SELECT SPECIALTY HOSPITAL - HONOLULU, INC.
SELECT SPECIALTY HOSPITAL - HOUSTON, INC.
SELECT SPECIALTY HOSPITAL - HUNTSVILLE, INC.
SELECT SPECIALTY HOSPITAL - INDIANAPOLIS, INC.
SELECT SPECIALTY HOSPITAL - JACKSON, INC.
SELECT SPECIALTY HOSPITAL - JOHNSTOWN, INC.
SELECT SPECIALTY HOSPITAL - KANSAS CITY, INC.
SELECT SPECIALTY HOSPITAL - KNOXVILLE, INC.
SELECT SPECIALTY HOSPITAL - LANCASTER, INC.
SELECT SPECIALTY HOSPITAL - LANSING, INC.
SELECT SPECIALTY HOSPITAL - LEE, INC.
SELECT SPECIALTY HOSPITAL - LEON, INC.
SELECT SPECIALTY HOSPITAL - LEXINGTON, INC.
SELECT SPECIALTY HOSPITAL - LITTLE ROCK, INC.
SELECT SPECIALTY HOSPITAL - LONGVIEW, INC.
SELECT SPECIALTY HOSPITAL - LOUISVILLE, INC.
SELECT SPECIALTY HOSPITAL - MACOMB COUNTY, INC.
SELECT SPECIALTY HOSPITAL - MACON, INC.
SELECT SPECIALTY HOSPITAL - MARION, INC.
SELECT SPECIALTY HOSPITAL - MCKEESPORT, INC.
SELECT SPECIALTY HOSPITAL - MEMPHIS, INC.
SELECT SPECIALTY HOSPITAL - MIDLAND, INC.
SELECT SPECIALTY HOSPITAL - MILWAUKEE, INC.
SELECT SPECIALTY HOSPITAL - MINNEAPOLIS, INC.
SELECT SPECIALTY HOSPITAL - MORGANTOWN, INC.
SELECT SPECIALTY HOSPITAL - NASHVILLE, INC.
SELECT SPECIALTY HOSPITAL - NEW ORLEANS, INC.
SELECT SPECIALTY HOSPITAL - NEWARK, INC.
SELECT SPECIALTY HOSPITAL - NORTH KNOXVILLE, INC.
SELECT SPECIALTY HOSPITAL - NORTHEAST OHIO, INC.

                                    Sch. I-4

SELECT SPECIALTY HOSPITAL - NORTHWEST DETROIT, INC.
SELECT SPECIALTY HOSPITAL - NORTHWEST INDIANA, INC.
SELECT SPECIALTY HOSPITAL - OCEAN, INC.
SELECT SPECIALTY HOSPITAL - OKLAHOMA CITY, INC.
SELECT SPECIALTY HOSPITAL - OKLAHOMA CITY/EAST CAMPUS, INC.
SELECT SPECIALTY HOSPITAL - OMAHA, INC.
SELECT SPECIALTY HOSPITAL - ORANGE, INC.
SELECT SPECIALTY HOSPITAL - ORLANDO, INC.
SELECT SPECIALTY HOSPITAL - PALM BEACH, INC.
SELECT SPECIALTY HOSPITAL - PANAMA CITY, INC.
SELECT SPECIALTY HOSPITAL - PARAMUS, INC.
SELECT SPECIALTY HOSPITAL - PHILADELPHIA/AEMC, INC.
SELECT SPECIALTY HOSPITAL - PHOENIX, INC.
SELECT SPECIALTY HOSPITAL - PINE BLUFF, INC.
SELECT SPECIALTY HOSPITAL - PITTSBURGH, INC.
SELECT SPECIALTY HOSPITAL - PITTSBURGH/UPMC, INC.
SELECT SPECIALTY HOSPITAL - PONTIAC, INC.
SELECT SPECIALTY HOSPITAL - QUAD CITIES, INC.
SELECT SPECIALTY HOSPITAL - RENO, INC.
SELECT SPECIALTY HOSPITAL - RIVERVIEW, INC.
SELECT SPECIALTY HOSPITAL - SAGINAW, INC.
SELECT SPECIALTY HOSPITAL - SAN ANTONIO, INC.
SELECT SPECIALTY HOSPITAL - SARASOTA, INC.
SELECT SPECIALTY HOSPITAL - SAVANNAH, INC.
SELECT SPECIALTY HOSPITAL - SIOUX FALLS, INC.
SELECT SPECIALTY HOSPITAL - SOUTH DALLAS, INC.
SELECT SPECIALTY HOSPITAL - TOPEKA, INC.
SELECT SPECIALTY HOSPITAL - TRICITIES, INC.
SELECT SPECIALTY HOSPITAL - TULSA, INC.
SELECT SPECIALTY HOSPITAL - WESTERN MICHIGAN, INC.
SELECT SPECIALTY HOSPITAL - WESTERN MISSOURI, INC.
SELECT SPECIALTY HOSPITAL - WICHITA, INC.
SELECT SPECIALTY HOSPITAL - WILMINGTON, INC.
SELECT SPECIALTY HOSPITAL - WINSTON-SALEM, INC.
SELECT SPECIALTY HOSPITAL - WYANDOTTE, INC.
SELECT SPECIALTY HOSPITAL - YOUNGSTOWN, INC.
SELECT SPECIALTY HOSPITAL - ZANESVILLE, INC.
SELECT SPECIALTY HOSPITALS, INC.
SELECT SYNERGOS, INC.
SELECT TRANSPORT, INC.
SELECT UNIT MANAGEMENT, INC.
SELECTMARK, INC.
SEMPERCARE HOSPITAL OF CENTRAL ILLINOIS, INC.
SEMPERCARE HOSPITAL OF FORT MYERS, INC.
SEMPERCARE HOSPITAL OF HARTFORD, INC.
SEMPERCARE HOSPITAL OF LAKELAND, INC.
SEMPERCARE HOSPITAL OF LAKEWOOD, INC.
SEMPERCARE HOSPITAL OF LITTLE ROCK, INC.
SEMPERCARE HOSPITAL OF MOBILE, INC.
SEMPERCARE HOSPITAL OF PENSACOLA, INC.

                                    Sch. I-5

SEMPERCARE HOSPITAL OF PLAINFIELD, INC.
SEMPERCARE HOSPITAL OF SARASOTA, INC.
SEMPERCARE HOSPITAL OF SPOKANE, INC.
SEMPERCARE HOSPITAL OF SPRINGFIELD, INC.
SEMPERCARE HOSPITAL OF TALLAHASSEE, INC.
SEMPERCARE HOSPITAL OF VOLUSIA, INC.
SEMPERCARE HOSPITAL OF WASHINGTON, INC.
SEMPERCARE, INC.
SLMC FINANCE CORPORATION
SOUTH JERSEY PHYSICAL THERAPY ASSOCIATES, INC.
SOUTH JERSEY REHABILITATION AND SPORTS MEDICINE CENTER, INC.
SOUTH PHILADELPHIA OCCUPATIONAL HEALTH, INC.
SOUTHPOINTE FITNESS CENTER, INC.
SOUTHWEST PHYSICAL THERAPY, INC.
SOUTHWEST THERAPISTS, INC.
SPORTS & ORTHOPEDIC REHABILITATION SERVICES, INC.
SPORTS THERAPY AND ARTHRITIS REHABILITATION, INC.
STEPHENSON-HOLTZ, INC.
THE CENTER FOR PHYSICAL THERAPY AND REHABILITATION, INC.
THE ORTHOPEDIC SPORTS AND INDUSTRIAL REHABILITATION NETWORK, INC.
TREISTER, INC.
VALLEY GROUP PHYSICAL THERAPISTS, INC.
VANGUARD REHABILITATION, INC.
VICTORIA HEALTHCARE, INC.
WAYZATA PHYSICAL THERAPY CENTER, INC.
WEST SIDE PHYSICAL THERAPY, INC.
WEST SUBURBAN HEALTH PARTNERS, INC.
WILPAGE, INC.
YUMA REHABILITATION CENTER, INC.

                                    Sch. I-6

                                                                      EXHIBIT A1

                                 [Face of Note]

                                                          CUSIP/CINS ___________

                    7-5/8% Senior Subordinated Note due 2015

No.  ___                                                           $____________

                              EGL ACQUISITION CORP.
             (to be merged with and into SELECT MEDICAL CORPORATION)

EGL ACQUISITION CORP. promises to pay to [     ] or registered assigns, the
principal sum of ___________________ DOLLARS on February 1, 2015.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Dated:  February 24, 2005

                                                     EGL ACQUISITION CORP

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                                     The undersigned hereby
                                                     executes this
                                                     acknowledgement upon the
                                                     consummation of the Merger
                                                     and hereby acknowledges
                                                     that it succeeded by
                                                     operation of law to all of
                                                     the rights and obligations
                                                     of the Issuer set forth
                                                     herein effective upon the
                                                     consummation of the Merger.

                                                     SELECT MEDICAL CORPORATION

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                      A1-1

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION,
  as Trustee

By: ___________________________
       Authorized Signatory

                                      A1-2

                                 [Back of Note]
                    7-5/8% Senior Subordinated Note due 2015

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      (1) INTEREST. EGL Acquisition Corp., a Delaware corporation ("EGL"), that will be merged with and into Select Medical Corporation, a Delaware corporation (the "Company", and together with EGL, the "Issuer"), promises to pay interest
on the principal amount of this Note at 7 5/8% per annum from [    ], 20[ ]
until maturity [and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below](1). The Issuer shall pay interest and Additional Interest, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest
Payment Date shall be [    ], 20[ ]. The Issuer shall pay interest (including
post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      (2) METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium and Additional Interest, if any, at the office or agency of the Paying Agent within the City and State of New York, or, at the option of the Issuer, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holder (if such Holder holds at least $1.0 million in aggregate principal amount of Notes) of which shall have provided wire transfer instructions to the Issuer prior to the record date. Payment of principal of, premium, if any, and interest and Additional Interest on, Global Notes registered in the name of or held by DTC or any successor depositary or its nominee will be made by wire transfer of immediately available funds to such depositary or its nominee, as the case may be, as the registered Holder of such Global note.

----------
(1) Not to be included in Exchange Note.

                                      A1-3

Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

         (4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of February 24, 2005 (the "Indenture"), among the Issuer, the Guarantors (following the Merger) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general unsecured obligations of the Issuer. Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Notes.

         (5) OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) or (c) of this Paragraph 5, the Issuer shall not have the option to redeem the Notes prior to February 1, 2010. On or after February 1, 2010, the Issuer may redeem all or part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                      Percentage
----                                                                      ----------
2010.........................................................              103.813%
2011.........................................................              102.542%
2012.........................................................              101.271%
2013 and thereafter..........................................              100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 1, 2008, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.625% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings by the Issuer or a contribution to the equity capital of the Issuer (other than Disqualified Stock) from the net proceeds of one or more Equity Offerings by Holdings or any other direct or indirect parent of the Issuer (in each case, other than Excluded Contributions); provided that (i) at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

         (c) Before February 1, 2010, the Issuer may also redeem all or any portion of the notes upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the Make-Whole Redemption Date.

                                      A1-4

         (6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

         (7) REPURCHASE AT THE OPTION OF HOLDER.

         (a) If there is a Change of Control, each Holder shall have the right to require the Issuer to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of the Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Issuer or a Restricted Subsidiary consummates any Asset Sales, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall commence an Asset Sale Offer to all Holders and if the Issuer elects (or is required by the terms of such other pari passu indebtedness) all holders of other Indebtedness that is pari passu with the Notes pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the Purchase Date in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer (or such Restricted Subsidiary) may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders to whom an Asset Sale Offer is addressed shall receive an Asset Sale Offer from the Issuer prior to the related Purchase Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

         (8) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest will cease to accrue on Notes or portions thereof called for redemption.

         (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                                      A1-5

         (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vi) to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision of the "Description of the Notes" section of the Offering Memorandum to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes, (vii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date, (viii) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes or to secure the Notes, or (ix) to issue the Notes or the Exchange Notes. In addition, except as provided in clause (vi) of the preceding sentence, any amendment to the provisions of Article 10 of the Indenture (including the definitions of "Senior Debt" and "Designated Senior Debt") that adversely affects the rights of any holder of Senior Debt of the Issuer then outstanding requires the consent of the holders of such Senior Debt (or any group or representative thereof authorized to give a consent), and any amendment or waiver of the provisions of Article 10 of the Indenture that adversely affects the rights of the Holders requires the consent of the Holders of at least 66 2/3% in aggregate principal amount of Notes then outstanding.

         (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Additional Interest, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture; (ii) default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes whether or not prohibited by the subordination provisions of the Indenture;
(iii) failure by the Issuer to comply with Section 5.01 of the Indenture; (iv) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) certain final judgments and decrees for the payment of money that remain undischarged for a period of 60 days after such judgment or decree has become final and non-

                                      A1-6
appealable without being paid, discharged, waived or stayed; (vii) except as permitted by the Indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture and (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of the Issuer's Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable; provided that so long as any Indebtedness permitted to be incurred under the Credit Agreement is outstanding, such acceleration will not be effective until the earlier of the acceleration of such Indebtedness under the Credit Agreement or five Business Days after receipt by the Issuer of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest or Additional Interest) if a committee of its Responsible Officer determines in good faith that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within 30 days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         (13) SUBORDINATION. All Obligations in respect of the Notes are subordinated to the prior payment in full in cash of all Senior Debt of the Issuer (whether outstanding on the Issue Date or created, incurred, assumed or guaranteed thereafter) on the terms provided in the Indenture.

         (14) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

         (15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member partner or other holder of Equity Interests of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any such Guarantor under the Indenture, the Notes or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         (16) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                      A1-7

         (18) [ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of February 24, 2005, among the Issuer, the Guarantors and the other parties named on the signature pages thereof (the "Registration Rights Agreement").](2)

         (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Select Medical Corporation
                  4716 Old Gettysburg Road
                  P.O. Box 2034
                  Mechanicsburg, Pennsylvania 17055
                  Telecopier No.:  (717) 975-9981

                  Attention:  General Counsel
----------
(2) To refer to date of applicable registration rights agreement for any Additional Notes.

                                      A1-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

         (I) or (we) assign and transfer this Note to: _________________________
                                                          (Insert assignee's
                                                              legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint____________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________

                                        Your Signature: ________________________
                                                        (Sign exactly as your
                                                        name appears on the face
                                                        of this Note)
Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  [ ] Section 4.10              [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $ ______________________

Date: _________________

                                           Your Signature: _____________________
                                                           (Sign exactly as your
                                                           name appears on the
                                                           face of this Note)

                                           Tax Identification No.: _____________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-10

                      SCHEDULE OF EXCHANGES OF GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges in part of another other Restricted Global Note for an interest in this Global Note, have been made:

                                                                 Principal Amount
                       Amount of             Amount of                of this              Signature of
                      decrease in           increase in             Global Note             authorized
 Date of           Principal Amount       Principal Amount        following such        officer of Trustee
Exchange          of this Global Note   of this Global Note   decrease (or increase)       or Custodian
--------          -------------------   -------------------   ----------------------    ------------------

* This schedule should be included only if the Note is issued in global form.

                                      A1-11

                                                                      EXHIBIT A2

                  [Face of Regulation S Temporary Global Note]

                                                           CUSIP/CINS __________

                    7-5/8% Senior Subordinated Note due 2015

No. _____                                                               $_______

                              EGL ACQUISITION CORP.
             (to be merged with and into SELECT MEDICAL CORPORATION)

EGL ACQUISITION CORP. promises to pay to [ ] or registered assigns, the principal sum of __________________ DOLLARS on February 1, 2015.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Dated:  February 24, 2005

                                                     EGL ACQUISITION CORP.

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                                     The undersigned hereby
                                                     executes this
                                                     acknowledgement upon the
                                                     consummation of the Merger
                                                     and hereby acknowledges
                                                     that it succeeded by
                                                     operation of law to all of
                                                     the rights and obligations
                                                     of the Issuer set forth
                                                     herein effective upon the
                                                     consummation of the Merger.

                                                     SELECT MEDICAL CORPORATION

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                      A2-1

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION
  as Trustee

By:___________________________
     Authorized Signatory

                                      A2-2

                  [Back of Regulation S Temporary Global Note]
                    7-5/8 % Senior Subordinated Note due 2015

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE `SECURITIES ACT') AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR

                                      A2-3

(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         (1) INTEREST. EGL Acquisition Corp., a Delaware corporation ("EGL"), that will be merged with and into Select Medical Corporation, a Delaware corporation (the "Company", and together with EGL, the "Issuer"), promises to pay interest on the principal amount of this Note at 7-5/8% per annum from
[    ], 20[ ] until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer shall pay interest and Additional Interest, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that
the first Interest Payment Date shall be [     ], 20[ ]. The Issuer shall pay
interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         (2) METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium and Additional Interest, if any, at the office or agency of the Paying Agent within the City and State of New York, or, at the option of the Issuer, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holder (if such Holder holds at least $1.0 million in aggregate principal amount of Notes) of which shall have provided wire transfer instructions to the Issuer prior to the record date. Payment of principal of, premium, if any, and interest and Additional Interest on, Global Notes registered in the name of or held by DTC or any successor depositary or its nominee will be made by wire transfer of immediately available funds to such depositary or its nominee, as the case may be, as the registered Holder of such Global note. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

                                      A2-4

         (4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of February 24, 2005 (the "Indenture"), among the Issuer, the Guarantors (following the Merger) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general unsecured obligations of the Issuer. Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Notes.

         (5) OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) or (c) of this Paragraph 5, the Issuer shall not have the option to redeem the Notes prior to February 1, 2010. On or after February 1, 2010, the Issuer may redeem all or part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                      Percentage
----                                                                      ----------
2010.........................................................              103.813%
2011.........................................................              102.542%
2012.........................................................              101.271%
2013 and thereafter..........................................              100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 1, 2008, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.625% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings by the Issuer or a contribution to the equity capital of the Issuer (other than Disqualified Stock) from the net proceeds of one or more Equity Offerings by Holdings or any other direct or indirect parent of the Issuer (in each case, other than Excluded Contributions); provided that (i) at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

         (c) Before February 1, 2010, the Issuer may also redeem all or any portion of the notes upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the Make-Whole Redemption Date.

         (6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

         (7) REPURCHASE AT THE OPTION OF HOLDER.

         (a) If there is a Change of Control, each Holder shall have the right to require the Issuer to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price equal to 101% of the aggregate principal

                                      A2-5
amount thereof plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of the Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Issuer or a Restricted Subsidiary consummates any Asset Sales, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall commence an Asset Sale Offer to all Holders and if the Issuer elects (or is required by the terms of such other pari passu indebtedness) all holders of other Indebtedness that is pari passu with the Notes pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the Purchase Date in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer (or such Restricted Subsidiary) may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders to whom an Asset Sale Offer is addressed shall receive an Asset Sale Offer from the Issuer prior to the related Purchase Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

         (8) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest will cease to accrue on Notes or portions thereof called for redemption.

         (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of the Inden-

                                      A2-6
ture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vi) to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision of the "Description of the Notes" section of the Offering Memorandum to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes, (vii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date, (viii) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes or to secure the Notes, or (ix) to issue the Notes or the Exchange Notes. In addition, except as provided in clause (vi) of the preceding sentence, any amendment to the provisions of Article 10 of the Indenture (including the definitions of "Senior Debt" and "Designated Senior Debt") that adversely affects the rights of any holder of Senior Debt of the Issuer then outstanding requires the consent of the holders of such Senior Debt (or any group or representative thereof authorized to give a consent), and any amendment or waiver of the provisions of Article 10 of the Indenture that adversely affects the rights of the Holders requires the consent of the Holders of at least 66 2/3% in aggregate principal amount of Notes then outstanding.

         (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Additional Interest, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture; (ii) default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes whether or not prohibited by the subordination provisions of the Indenture;
(iii) failure by the Issuer to comply with Section 5.01 of the Indenture; (iv) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) certain final judgments and decrees for the payment of money that remain undischarged for a period of 60 days after such judgment or decree has become final and nonappealable without being paid, discharged, waived or stayed; (vii) except as permitted by the Indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture and (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of the Issuer's Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of

                                      A2-7
at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable; provided that so long as any Indebtedness permitted to be incurred under the Credit Agreement is outstanding, such acceleration will not be effective until the earlier of the acceleration of such Indebtedness under the Credit Agreement or five Business Days after receipt by the Issuer of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest or Additional Interest) if a committee of its Responsible Officer determines in good faith that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within 30 days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         (13) SUBORDINATION. All Obligations in respect of the Notes are subordinated to the prior payment in full in cash of all Senior Debt of the Issuer (whether outstanding on the Issue Date or created, incurred, assumed or guaranteed thereafter) on the terms provided in the Indenture.

         (14) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

         (15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member partner or other holder of Equity Interests of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any such Guarantor under the Indenture, the Notes or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         (16) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of February 24, 2005, among the Issuer, the Guarantors and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

         (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the

                                      A2-8

Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Select Medical Corporation
                  4716 Old Gettysburg Road
                  P.O. Box 2034
                  Mechanicsburg, Pennsylvania 17055
                  Telecopier No.:  (717) 975-9981
                  Attention:  General Counsel

                                      A2-9

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

         (I) or (we) assign and transfer this Note to: _________________________
                                                       (Insert assignee's legal
                                                        name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint____________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)
Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-10

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  [ ] Section 4.10                  [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $ ____________________

Date:  _______________

                                        Your Signature: ________________________
                                                        (Sign exactly as your
                                                        name appears on the face
                                                        of this Note)

                                        Tax Identification No.: ________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-11

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

         The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges in part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

                                                                 Principal Amount
                       Amount of             Amount of                of this              Signature of
                      decrease in           increase in             Global Note             authorized
 Date of           Principal Amount       Principal Amount        following such        officer of Trustee
Exchange          of this Global Note   of this Global Note   decrease (or increase)       or Custodian
--------          -------------------   -------------------   ----------------------    -------------------

* This schedule should be included only if the Note is issued in global form.

                                      A2-12

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Select Medical Corporation
4716 Old Gettysburg Road
P.O. Box 2034
Mechanicsburg, Pennsylvania 17055

U.S. Bank Trust National Association
Corporate Trust Services
100 Wall Street - Suite 1600
New York, New York 10005

         Re: 7-5/8% Senior Subordinated Notes due 2015

         Reference is hereby made to the Indenture, dated as of February 24, 2005 (the "Indenture"), by and among EGL Acquisition Corp., a Delaware corporation ("EGL"), that will be merged with and into Select Medical Corporation, a Delaware corporation (the "Company", and together with EGL, the "Issuer"), the Guarantors party thereto and U.S. Bank Trust National Association as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that

(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act,
(iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act.

         4. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                                     ___________________________
                                                     [Insert Name of Transferor]

                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      [ ] a beneficial interest in the:

                  (i)      [ ] 144A Global Note (CUSIP _________), or

                  (ii)     [ ] Regulation S Global Note (CUSIP _________), or

         (b)      [ ] a Restricted Definitive Note.

2.       After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

         (a)      [ ] a beneficial interest in the:

                  (i)      [ ] 144A Global Note (CUSIP _________), or

                  (ii)     [ ] Regulation S Global Note (CUSIP _________), or

                  (iii)    [ ] Unrestricted Global Note (CUSIP _________); or

         (b)      [ ] a Restricted Definitive Note; or

         (c)      [ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Select Medical Corporation
4716 Old Gettysburg Road
P.O. Box 2034
Mechanicsburg, Pennsylvania 17055

U.S. Bank Trust National Association
Corporate Trust Services
100 Wall Street - Suite 1600
New York, New York 10005

         Re: 7-5/8% Senior Subordinated Notes due 2015

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of February 24, 2005 (the "Indenture"), by and among EGL Acquisition Corp., a Delaware corporation ("EGL"), that will be merged with and into Select Medical Corporation, a Delaware corporation (the "Company", and together with EGL, the "Issuer"), the Guarantors party thereto and U.S. Bank Trust National Association as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the

Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] "144A Global Note," Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                                     ___________________________
                                                     [Insert Name of Transferor]

                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated:  _______________________

                                                                       EXHIBIT D

                   [FORM OF NOTATION OF SUBSIDIARY GUARANTEE]

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to the provisions contained in, the Indenture dated as of February 24, 2005 (the "Indenture") by and among EGL Acquisition Corp., a Delaware corporation ("EGL"), that will be merged with and into Select Medical Corporation, a Delaware corporation (the "Company", and together with EGL, the "Issuer"), the Guarantors party thereto and U.S. Bank Trust National Association (the "Trustee"), the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other Obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions, authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustee attorney-in-fact of such Holder for such purpose.

         Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                                     [NAME OF GUARANTOR(S)]

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Select Medical Corporation, as successor to EGL Acquisition Corp. (or its permitted successor) (the "Issuer"), the Issuer and U.S. Bank Trust National Association, as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 24, 2005, providing for the issuance of 7-5/8% Senior Subordinated Notes due 2015 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in this Indenture including but not limited to Article 11 thereof.

         3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, 20___

                                                     [GUARANTEEING SUBSIDIARY]

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                                     SELECT MEDICAL CORPORATION

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                                     U.S. BANK TRUST NATIONAL
                                                     ASSOCIATION,
                                                       as Trustee

                                                     By: _______________________
                                                          Authorized Signature